UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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EchoStar Corporation

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NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PRINCIPAL ACCOUNTANT FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 – AMEND AND RESTATE EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4 – TO APPROVE AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR STOCK AWARD EXCHANGE PROGRAMS
WHERE TO GET ADDITIONAL INFORMATION
COST OF PROXY STATEMENT
SHAREHOLDER COMMUNICATIONS
OTHER BUSINESS
Appendix A
Appendix B
Appendix C

March 31, 2009
Dear Shareholder:
It is a pleasure for me to extend to you an invitation to attend the 2009 Annual Meeting of Shareholders of EchoStar Corporation. The Annual Meeting will be held on May 11, 2009, at 1:00 p.m., local time, at 9601 S. Meridian Blvd., Englewood, Colorado 80112.
The enclosed Notice of 2009 Annual Meeting of Shareholders and Proxy Statement describe the proposals to be considered and voted on at the Annual Meeting. During the Annual Meeting, we also will review EchoStar’s operations and other items of general interest regarding the corporation.
We hope that all shareholders will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting personally, it is important that you be represented. To ensure that your vote will be received and counted, please vote electronically through the Internet, by mail or by telephone, by following the instructions included with your proxy card.
On behalf of the Board of Directors and senior management, I would like to express our appreciation for your support and interest in EchoStar. I look forward to seeing you at the Annual Meeting.

Charles W. Ergen
Chairman, President and Chief Executive Officer

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of EchoStar Corporation:
The Annual Meeting of Shareholders of EchoStar Corporation will be held on May 11, 2009, at 1:00 p.m., local time, at 9601 S. Meridian Blvd., Englewood, Colorado 80112, to consider and vote upon:
1.	The election of seven directors to our Board of Directors;

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	The amendment and restatement of our Employee Stock Purchase Plan;

4.	A proposal to approve amendments to existing equity plans to allow for stock award exchange programs; and

5.	Any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:
•	Vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card; or

•	Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.
Only shareholders of record at the close of business on March 16, 2009 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting. We anticipate first mailing our proxy statement and proxy card on or about March 31, 2009.
By Order of the Board of Directors

R. STANTON DODGE
Executive Vice President, General Counsel
and Secretary
March 31, 2009
100 Inverness Circle E. • Englewood, Colorado 80112 • Tel: (303) 706-4000 • Fax: (303) 723-199

PROXY STATEMENT
OF
ECHOSTAR CORPORATION
GENERAL INFORMATION
This Proxy Statement and the accompanying proxy card are being furnished to you in connection with the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of EchoStar Corporation (“EchoStar,” “we,” “us,” “our” or the “Corporation”). The Annual Meeting will be held on May 11, 2009, at 1:00 p.m., local time, at 9601 S. Meridian Blvd., Englewood, Colorado 80112.
This Proxy Statement is being sent or provided on or about March 30, 2009, to holders of record at the close of business on March 16, 2009 of our Class A Common Stock (the “Class A Shares”) and Class B Common Stock (the “Class B Shares”).
Your proxy is being solicited by our Board of Directors (the “Board” or “Board of Directors”). It may be revoked by written notice given to our Secretary at our headquarters, at 100 Inverness Circle E., Englewood, Colorado 80112, at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting in person at the Annual Meeting. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the proxy card. To vote using the telephone or electronically through the Internet, please refer to the instructions included with the proxy card. Votes submitted by mail, telephone or electronically through the Internet must be received by 11:59 p.m., Eastern Time, on May 10, 2009. Submitting your vote by mail, telephone or electronically through the Internet will not affect your right to vote in person, if you choose to do so. Proxies that are properly delivered to us before the closing of the polls during the Annual Meeting and not revoked will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth on the proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of directors, the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the amendment and restatement of our Employee Stock Purchase Plan and the amendment of our existing equity plans to allow for stock award exchange programs. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter in accordance with their best judgment. Your presence at the Annual Meeting does not of itself revoke your proxy.
Attendance at the Meeting
All of our shareholders of record at the close of business on March 16, 2009, or their duly appointed proxies, may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. Registration and seating will begin at 12:45 p.m., local time, and the Annual Meeting will begin at 1:00 p.m., local time. Each shareholder may be asked to present an admission ticket, which is attached to the accompanying proxy card, together with a valid government issued photo identification confirming their identity as a shareholder of record, such as a driver’s license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.
If your shares are held by a broker, bank, or other nominee (often referred to as holding in “street name”) and you desire to attend the Annual Meeting, you will need to bring a legal proxy or a copy of a brokerage or bank statement reflecting your share ownership as of the record date, March 16, 2009. All shareholders must check in at the registration desk at the Annual Meeting.
Securities Entitled to Vote
Only shareholders of record at the close of business on March 16, 2009 are entitled to notice of the Annual Meeting. Such shareholders may vote shares held by them at the close of business on March 16, 2009 at the Annual Meeting. At the close of business on March 16, 2009, 38,779,020 Class A Shares and 47,687,039 Class B Shares were outstanding. Each of the Class A Shares is entitled to one vote per share on each proposal to be considered by our shareholders. Each of the Class B Shares is entitled to ten votes per share on each proposal to be considered by our shareholders.

Vote Required
In accordance with our Articles of Incorporation (our “Articles of Incorporation”), the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.
The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The seven nominees receiving the highest number of votes cast “for” will be elected.
The affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the amendment and restatement of our Employee Stock Purchase Plan and the proposal to approve amendments to our existing equity plans to allow for stock award exchange programs.
The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, to approve the amendment and restatement of our Employee Stock Purchase Plan and to approve amendments to our existing equity plans to allow for stock award exchange programs. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker nonvotes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes “against” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the proposal to approve the amendment and restatement of our Employee Stock Purchase Plan and the proposal to approve amendments to our existing equity plans to allow for stock award exchange programs. However, abstentions will not be counted as “against” or “for” the election of directors. Broker nonvotes will not be considered in determining the election of directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the proposal to approve the amendment and restatement of our Employee Stock Purchase Plan, or approval of the amendment of our existing equity plans to allow for stock award exchange programs.
Through his direct or indirect ownership of Class A Shares and Class B Shares, Charles W. Ergen, our Chairman of the Board and Chief Executive Officer, possesses approximately 87% of our total voting power. Mr. Ergen has indicated his intention to vote: (1) for the election of each of the seven director nominees; (2) for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; (3) for the amendment and restatement of our Employee Stock Purchase Plan; and (4) for the amendment of our existing equity plans to allow for stock award exchange programs. Accordingly, the election of each of the director nominees, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the amendment and restatement of our Employee Stock Purchase Plan and the approval of the amendment of our existing equity plans to allow for stock award exchange programs are assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.
Householding
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our Annual Report and Proxy Statement to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. We expect that this householding procedure will reduce our printing costs and postage fees.
We will deliver promptly upon written or oral request a separate copy of our Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Please notify our transfer agent at the address provided below to receive a separate copy of our Annual Report or Proxy Statement.
If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our annual reports and/or proxy statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report or Proxy Statement for your household, please contact our transfer agent, Computershare Investor Services, at 250 Royall Street, Canton, Massachusetts 02021, telephone number 877-437-8901.
Our Mailing Address
Our mailing address is 100 Inverness Circle E., Englewood, Colorado 80112.
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Nominees
Our shareholders will elect a Board of seven directors at the Annual Meeting. Each of the directors is expected to hold office until the next annual meeting of our shareholders or until his respective successor shall be duly elected and qualified. The affirmative vote of a plurality of the total votes cast for directors is necessary to elect a director. This means that the seven nominees who receive the most votes will be elected to the seven open directorships even if they get less than a majority of the votes cast. Each nominee has consented to his nomination and has advised us that he intends to serve the entire term if elected. If at the time of the meeting one or more of the nominees have become unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating Committee; or (ii) the Board of Directors may, in accordance with the Bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified. The Nominating Committee knows of no reason why any of the nominees will be unable to serve.
The nominees for director are as follows:

Name	Age	First Became Director	Position with the Company
Joseph P. Clayton	59	2008	Director
R. Stanton Dodge	41	2009	Director, Executive Vice President, General Counsel and Secretary
Michael T. Dugan	60	2007	Director
Charles W. Ergen	56	2007	Chairman of the Board of Directors, President and Chief Executive Officer
David K. Moskowitz	50	2007	Director
Tom A. Ortolf	58	2007	Director
C. Michael Schroeder	60	2007	Director
The following sets forth the business experience of each of the nominees over the last five years:
Joseph P. Clayton. Mr. Clayton serves as a member of our Board of Directors, and is a member of our Executive Compensation Committee, Nominating Committee and Audit Committee. Mr. Clayton served as Chairman of Sirius Satellite Radio Inc. (“Sirius”) from November 2004 through July 2008 and served as Chief Executive Officer of Sirius from November 2001 through November 2004.  Prior to joining Sirius, Mr. Clayton served as President of Global Crossing North America, as President and Chief Executive Officer of Frontier Corporation and as Executive Vice President, Marketing and Sales — Americas and Asia, of Thomson S.A. Mr. Clayton is also currently serving on the Board of Directors and Nominating and Corporate Governance, Audit and Stock Option and Compensation Committees of Transcend Services, Inc. The Board has determined that Mr. Clayton meets the independence requirements of NASDAQ and SEC rules and regulations.
R. Stanton Dodge. Mr. Dodge serves as a member of our Board of Directors and is currently the Executive Vice President, General Counsel and Secretary of DISH Network Corporation (“DISH Network”) and EchoStar and is responsible for all legal and government affairs of DISH Network, EchoStar and their subsidiaries. Mr. Dodge serves as our Executive Vice President, General Counsel and Secretary pursuant to a management services agreement between DISH Network and EchoStar that was entered into in connection with the spin-off of EchoStar from DISH Network on January 1, 2008 (the “Spin-off”). Since joining DISH Network in November 1996, he has held various positions of increasing responsibility in DISH Network’s legal department.
Michael T. Dugan. Mr. Dugan serves as a member of our Board of Directors and as a senior advisor to us.  From May 2004 to December 2007, he was a Director of DISH Network, and served DISH Network alternately as Chief Technical

Officer and senior advisor from time to time.  Mr. Dugan also served as a Director of DISH Network from May 2002 until May 2003.  From April 2000 to May 2004, he was President and Chief Operating Officer of DISH Network.  Prior to that time, Mr. Dugan held various positions with DISH Network and its subsidiaries commencing in 1990.  Mr. Dugan has served as a director of Citizens Communications Company since October 2006.
Charles W. Ergen.  Mr. Ergen serves as our Chairman, President and Chief Executive Officer. Mr. Ergen is also the Chairman of the Board, President and Chief Executive Officer of DISH Network, a position that he has held since DISH Network’s formation in 1980. During the past five years he has also held various executive officer and director positions with DISH Network’s subsidiaries.
David K. Moskowitz.  Mr. Moskowitz serves as a member of our Board of Directors. From March 1990 until July 1, 2007, Mr. Moskowitz was an Executive Vice President and the Secretary and General Counsel of DISH Network, where he is currently a senior advisor and serves as a member of its Board of Directors.
Tom A. Ortolf.  Mr. Ortolf serves as a member of our Board of Directors, and is a member of our Executive Compensation Committee, Nominating Committee, and Audit Committee, where he serves as our “audit committee financial expert.” Since 2005, Mr. Ortolf has also served as a member of the Board of Directors of DISH Network and as a member of its Executive Compensation Committee, Nominating Committee and Audit Committee. Mr. Ortolf has been the President of CMC, a privately held investment management firm, for nearly twenty years. From 1988 until 1991, Mr. Ortolf served as DISH Network’s President and Chief Operating Officer. The Board has determined that Mr. Ortolf meets the independence and “audit committee financial expert” requirements of NASDAQ and SEC rules and regulations.
C. Michael Schroeder.  Mr. Schroeder serves as a member of our Board of Directors, and serves on our Executive Compensation Committee, Nominating Committee, and Audit Committee. In 1981, Mr. Schroeder founded Consumer Satellite Systems, Inc. (“CSS”), which he grew to encompass a 10 state distribution system operating in a region ranging from Wisconsin to Florida. CSS served retailers selling satellite systems, televisions and a range of consumer electronics products. Mr. Schroeder also founded a programming division of CSS that grew to serve over 400,000 subscribers. Prior to the Spin-off of EchoStar from DISH Network, Mr. Schroeder served on the Board of Directors of DISH Network and was a member of DISH Network’s Executive Compensation Committee, Nominating Committee, and Audit Committee. The Board has determined that Mr. Schroeder meets the independence requirements of NASDAQ and SEC rules and regulations.
Charles W. Ergen, our Chairman and Chief Executive Officer, possesses approximately 87% of our total voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 1. Accordingly, approval of Proposal No. 1 is assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.
The Board of Directors unanimously recommends a vote FOR the election of all of the nominees named herein (Item No. 1 on the enclosed proxy card).
Board of Directors and Committees and Selection Process

Our Board held ten meetings in 2008 and also took action by unanimous written consent on five occasions during 2008. Except for Mr. Carl E. Vogel (who resigned from the Board in March 2009), each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period in which he was a director; and (ii) the total number of meetings held by all committees of the Board on which he served. In addition, our non-employee directors held three executive sessions in 2008.
Directors are elected annually and serve until their successors are duly elected and qualified or their earlier resignation or removal. Officers serve at the discretion of the Board.
We are a “controlled company” within the meaning of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Charles W. Ergen, our Chairman, President and Chief Executive Officer. Please see “Equity Security Ownership” below. Therefore, we are not subject to the NASDAQ listing requirements that would otherwise require us to have: (i) a Board of Directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a Compensation Committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Nevertheless, the Corporation has created an Executive Compensation Committee (the “Compensation Committee”) and a Nominating Committee, in addition to an Audit Committee, all of which are composed entirely of independent directors. The charters of our Compensation, Audit and Nominating Committees are available free of charge on our website at http://www.echostar.com. The function and authority of these committees are described below:
Compensation Committee. The Compensation Committee operates under a Compensation Committee Charter adopted by the Board. The principal functions of the Compensation Committee are, to the extent the Board deems necessary or appropriate, to: (i) make and approve all option grants and other issuances of EchoStar’s equity securities to EchoStar’s executive officers and Board members other than nonemployee directors; (ii) approve all other option grants and issuances of EchoStar’s equity securities, and recommend that the full Board make and approve such grants and issuances; (iii) establish in writing all performance goals for performance-based compensation that together with other compensation to senior executive officers could exceed $1 million annually, other than standard stock incentive plan options that may be paid to EchoStar’s executive officers, and certify achievement of such goals prior to payment; and (iv) set the compensation of Mr. Ergen, who is our Chairman and Chief Executive Officer. The Compensation Committee held four meetings and took action by unanimous written consent on four occasions during 2008. The current members of the Compensation Committee are Mr. Ortolf, Mr. Schroeder and Mr. Clayton, with Mr. Ortolf serving as Chairman of the Compensation Committee. The Board has determined that each of these individuals meets the independence requirements of NASDAQ and SEC rules and regulations. Steven R. Goodbarn was also a member of the Compensation Committee during 2008 but resigned from EchoStar’s Board and its committees on November 6, 2008. Mr. Goodbarn resigned to among other things, devote more time to his responsibilities as a director of DISH Network and to reduce the number of directors that serve on the boards of both DISH Network and EchoStar, The current composition of the Compensation Committee is expected to remain the same following our Annual Meeting.
Audit Committee. Our Board has established a standing Audit Committee in accordance with NASDAQ rules and Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee operates under an Audit Committee Charter adopted by the Board. The principal functions of the Audit Committee are to: (i) select the independent registered public accounting firm and set their compensation; (ii) select the internal auditor; (iii) review and approve management’s plan for engaging our independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of our independent registered public accounting firm; (iv) review our annual financial statements and other financial reports that require approval by the Board; (v) oversee the integrity of our financial statements, our systems of disclosure and internal controls, and our compliance with legal and regulatory requirements; (vi) review the scope of our independent registered public accounting firm’s audit plans and the results of their audits; and (vii) evaluate the performance of our internal audit function and independent registered public accounting firm.
The Audit Committee held nine meetings and took no action by unanimous written consent during 2008. The current members of the Audit Committee are Mr. Ortolf, Mr. Schroeder and Mr. Clayton, with Mr. Schroeder serving as Chairman of the Audit Committee and Mr. Ortolf serving as our “audit committee financial expert”. The Board has determined that each of these individuals meets the independence requirements of NASDAQ and SEC rules and regulations. As discussed above, Mr. Goodbarn was also a member of the Audit Committee during 2008 but resigned on November 6, 2008. The Board has also determined that each member of our Audit Committee is financially literate and that Mr. Ortolf qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations. The composition of the Audit Committee is expected to remain the same following our Annual Meeting, with Mr. Ortolf continuing as the “audit committee financial expert.”
Nominating Committee. The Nominating Committee operates under a Nominating Committee Charter adopted by the Board. The principal function of the Nominating Committee is to recommend independent director nominees for selection by the Board. The Nominating Committee held two meetings and took action by unanimous written consent on one occasion during 2008. The current members of the Nominating Committee are Mr. Ortolf, Mr. Schroeder and Mr. Clayton, with Mr. Schroeder serving as Chairman of the Committee. As discussed above, Mr. Goodbarn was also a member of the Nominating Committee during 2008 but resigned on November 6, 2008. The current composition of the Nominating Committee is expected to remain the same following our Annual Meeting.
The Nominating Committee will consider candidates suggested by its members, other directors, senior management and shareholders as appropriate. No search firms or other advisors were retained to identify nominees during the past fiscal year. The Nominating Committee has not adopted a written policy with respect to the consideration of candidates proposed by security holders or with respect to nominating anyone to our Board other than nonemployee directors. Director candidates, whether recommended by the Nominating Committee, other directors, senior management or shareholders are currently considered by the Nominating Committee and the Board, as applicable, in light of the entirety of their credentials, including but not limited to the following factors: (i) their reputation and character; (ii) their ability and willingness to devote sufficient time to Board duties; (iii) their educational background; (iv) their business and professional achievements, experience and industry background; (v) their independence from management under listing standards and the Corporation’s governance guidelines; and (vi) the needs of the Board and the Corporation.   A shareholder who wishes to recommend a prospective nominee for the Board should notify the Corporation’s Secretary or any member of the Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Corporation’s bylaws relating to shareholder nominations. Communications can be directed to the Corporation’s Secretary or any member of the Nominating Committee in accordance with the process described in “Shareholder Communications” below.
Other Information About Our Board of Directors
Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of our directors are encouraged to attend such meetings. We expect that all of our directors will attend our 2009 Annual Meeting.

Equity Security Ownership
The following table sets forth, to the best of our knowledge, the beneficial ownership of our voting securities as of the close of business on March 16, 2009 by: (i) each person known by us to be the beneficial owner of more than five percent of any class of our voting securities; (ii) each of our directors; (iii) our Chief Executive Officer, President, Chief Financial Officer and three other most highly compensated persons acting as one of our executive officers for the fiscal year ended December 31, 2008, which were identified in part based upon the payments we made to DISH Network for our allocable portion of DISH Network’s personnel costs for those persons acting as one of our executive officers pursuant to the Management Services Agreement (collectively, the “Named Executive Officers” or NEOs); and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person’s name.

	Amount and
	Nature of
	Beneficial	Percentage
Name (1)	Ownership	of Class
Class A Common Stock:
Charles W. Ergen (2), (3)	45,366,759	54.0%
Harris Associates L.P. (4)	5,085,260	13.1%
MSD Capital L.P. (5)	3,671,129	9.5%
David Einhorn (6)	3,137,130	8.1%
John A. Griffin (7)	3,065,000	7.9%
David K. Moskowitz (8)	2,023,259	5.2%
Mark W. Jackson (9)	130,543	*
Michael T. Dugan (10)	104,896	*
Dean A. Olmstead (11)	67,800	*
Steven B. Schaver (12)	44,216	*
Bernard L. Han (13)	27,999	*
Tom A. Ortolf (14)	26,740	*
C. Michael Schroeder (15)	17,520	*
R. Stanton Dodge (16)	14,064	*
Joseph P. Clayton (17)	7,000	*
All Directors and Executive Officers as a Group (12 persons) (18)	47,866,879	56.6%
Class B Common Stock:
Charles W. Ergen	44,987,642	94.3%
Trusts (19)	2,699,397	5.7%
All Directors and Executive Officers as a Group (12 persons) (18)	47,687,039	100.0%

*	Less than 1%.

(1)	Except as otherwise noted below, the address of each such person is 100 Inverness Circle E., Englewood, Colorado 80112. As of the close of business on March 16, 2009, there were 38,779,020 outstanding shares of Class A Common Stock and 47,687,039 shares of Class B Common Stock.

(2)	Mr. Ergen is deemed to own beneficially all of the EchoStar Class A Shares owned by his spouse, Cantey Ergen. Mr. Ergen’s beneficial ownership includes: (i) 89,730 EchoStar Class A Shares; (ii) 3,704 EchoStar Class A Shares held in the Company’s 401(k) Employee Savings Plan (which we refer to as the 401(k) Plan); (iii) the right to acquire 280,000 EchoStar Class A Shares within 60 days upon the exercise of employee stock options; (iv) 47 EchoStar Class A Shares held by Mr. Ergen’s spouse; (v) 201 EchoStar Class A Shares held in the 401(k) Plan held by Mrs. Ergen; (vi) 5,435 EchoStar Class A Shares held as custodian for his children; and (vii) 44,987,642 EchoStar Class A Shares issuable upon conversion of Mr. Ergen’s EchoStar Class B Shares. Mr. Ergen’s beneficial ownership of EchoStar Class A Shares excludes (A) 1,850,367 Class A Shares issuable upon conversion of Class B Shares currently held by the following two grantor retained annuity trusts: (i) the Ergen Five-Year GRAT dated November 9, 2005; and (ii) the Ergen Four-Year GRAT dated November 9, 2005 (collectively, the “Ergen GRATS”) and (B) 849,030 Class A Shares issuable upon conversion of Class B Shares held by certain trusts established by Mr. Ergen for the benefit of his family.

(3)	Because each share of Class B Common Stock is entitled to 10 votes per share, Mr. Ergen owns beneficially equity securities of the Company representing approximately 87% of the voting power of the Company (assuming no conversion of the Class B Common Stock and after giving effect to the exercise of Mr. Ergen’s options exercisable within 60 days).

(4)	The address of Harris Associates L.P. (“Harris”) is Two North LaSalle Street, Suite 500, Chicago, IL 60602. Of the EchoStar Class A Shares beneficially owned, Harris has sole voting and dispositive power as to all 5,085,260 EchoStar Class A Shares Harris Associates Inc. is the General Partner of Harris, and as such Harris Associates Inc. has voting and investment control with respect to EchoStar Class A Shares owned by Harris, and therefore beneficially owns such EchoStar Class A Shares. This information is based solely upon a Schedule 13G filed by Harris on February 12, 2009.

(5)	The address of MSD Capital L.P. (“MSD”) is 645 Fifth Avenue, 21st Floor, New York, New York, 10022. Of the EchoStar Class A Shares beneficially owned, MSD has shared voting power as to all 3,671,129 EchoStar Class A Shares. MSD is the general partner of MSD Torchlight, L.P., the direct owner of the 3,671,129 EchoStar Class A Shares, and as such MSD may be deemed to beneficially own the securities owned by MSD Torchlight, L.P. MSD Capital Management LLC is the general partner of MSD and as such may be deemed to beneficially own the securities owned by MSD. Michael S. Dell is the controlling member of MSD Capital Management LLC and as such may be deemed to beneficially own the securities owned by MSD Capital Management LLC. This information is based solely upon a Schedule 13G filed by MSD on February 17, 2009.

(6)	The address of David Einhorn is 140 East 45th Street, 24th Floor, New York, New York, 10017. Of the EchoStar Class A Shares beneficially owned, Mr. Einhorn has shared voting and dispositive power as to all 3,137,130 EchoStar Class A Shares. Mr. Einhorn is the principal of Greenlight Capital L.L.C. (“Greenlight L.L.C.”), Greenlight Capital, Inc. (“Greenlight Inc.”), DME Advisors, L.P. (“Advisors”), and DME Advisors GP, L.L.C. (“DME GP”), and as such Mr. Einhorn has voting and investment control with respect to the EchoStar Class A Shares owned by Greenlight L.L.C., Greenlight Inc., Advisors and DME GP, and therefore beneficially owns such EchoStar Class A Shares. This information is based solely upon a Schedule 13G filed by Mr. Einhorn on February 13, 2009.

(7)	The address of John A. Griffin is 660 Madison Avenue, 20th Floor, New York, New York 10065. Of the EchoStar Class A Shares beneficially owned, Mr. Griffin has shared voting and dispositive power as to all 3,065,000 EchoStar Class A Shares. Mr. Griffin is the Managing Member of Blue Ridge Capital Holdings L.L.C. and Blue Ridge Capital Offshore Holdings L.L.C. and in that capacity Mr. Griffin has shared voting and dispositive power over the EchoStar Class A Shares held by those entities. This information is based solely upon a Schedule 13G filed by Mr. Griffin on February 17, 2009.

(8)	Mr. Moskowitz’s beneficial ownership includes: (i) 25,448 EchoStar Class A Shares; (ii) 3,543 EchoStar Class A Shares held in the 401(k) Plan; (iii) the right to acquire 136,000 EchoStar Class A Shares within 60 days upon the exercise of employee stock options; (iv) 265 EchoStar Class A Shares held as custodian for his minor children; (v) 1,636 EchoStar Class A Shares held as trustee for Mr. Ergen’s children; (vi) 6,000 EchoStar Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of the Board of Directors; and (vii) 1,850,367 EchoStar Class A Shares issuable upon conversion of the EchoStar Class B Shares held by the Ergen GRATS described above, for which Mr. Moskowitz is the sole trustee.

(9)	Mr. Jackson’s beneficial ownership includes: (i) 83 EchoStar Class A Shares; (ii) 2,460 EchoStar Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 128,000 EchoStar Class A Shares within 60 days upon the exercise of employee stock options.

(10)	Mr. Dugan’s beneficial ownership includes: (i) 86 EchoStar Class A Shares; (ii) 606 EchoStar Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 104,204 EchoStar Class A Shares within 60 days upon the exercise of employee stock options.

(11)	Mr. Olmstead’s beneficial ownership includes the right to acquire 67,800 EchoStar Class A Shares within 60 days upon the exercise of employee stock options.

(12)	Mr. Schaver’s beneficial ownership includes: (i) 482 EchoStar Class A Shares; (ii) 3,334 EchoStar Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 40,400 EchoStar Class A Shares within 60 days upon the exercise of employee stock options.

(13)	Mr. Han’s beneficial ownership includes the right to acquire 27,999 EchoStar Class A Shares within 60 days upon the exercise of employee stock options.

(14)	Mr. Ortolf’s beneficial ownership includes: (i) the right to acquire 14,500 EchoStar Class A Shares within 60 days upon the exercise of nonemployee director stock options; (ii) 40 EchoStar Class A Shares held in the name of one of his children; and (iii) 12,200 EchoStar Class A Shares held by a partnership of which Mr. Ortolf is a partner.

(15)	Mr. Schroeder’s beneficial ownership includes: (i) 3,020 EchoStar Class A Shares; and (ii) the right to acquire 14,500 EchoStar Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(16)	Mr. Dodge’s beneficial ownership includes: 36 EchoStar Class A Shares; (ii) 428 EchoStar Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 13,600 EchoStar Class A Shares within 60 days upon the exercise of employee stock options.

(17)	Mr. Clayton’s beneficial ownership includes: (i) 2,000 EchoStar Class A Shares; and (ii) the right to acquire 5,000 EchoStar Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(18)	Includes: (i) 122,918 EchoStar Class A Shares; (ii) 14,125 EchoStar Class A Shares held in the 401(k) Plan; (iii) the right to acquire 866,003 EchoStar Class A Shares within 60 days upon the exercise of employee stock options; (iv) 12,200 EchoStar Class A Shares held in a partnership; (v) 46,838,009 EchoStar Class A Shares issuable upon conversion of EchoStar Class B Shares; (vi) 7,376 EchoStar Class A Shares held in the name of, or in trust for, children and other family members; (vii) 6,000 EchoStar Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of its board of directors; and (viii) 248 EchoStar Class A Shares held by a spouse.

(19)	Held by certain trusts established by Mr. Ergen for the benefit of Mr. Ergen’s family of which Mr. Moskowitz is trustee.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our equity securities. We believe that during 2008, our directors, officers and 10% shareholders complied with all Section 16(a) filing requirements. In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) addresses our compensation objectives and policies for our named executive officers (the “NEOs”), the elements of NEO compensation and the application of those objectives and policies to each element of fiscal year 2008 compensation for our NEOs. Unless otherwise indicated, NEOs in this Proxy Statement refers to our NEOs who did not perform services for us pursuant to the Management Services Agreement between DISH Network and us in connection with the Spin-off of EchoStar from DISH Network. The CD&A also contains information regarding performance targets and goals for our executive compensation program. These targets and goals were disclosed to provide information on how executive compensation was determined in 2008 but are not intended to be estimates of future results or other forward-looking guidance. We caution investors against using these targets and goals outside of the context of their use in our executive compensation program as described herein.
In certain instances, the CD&A refers to the compensation policy applied by our former parent company, DISH Network, to our NEOs with respect to fiscal year 2007. Notwithstanding the inclusion of compensation information for our NEOs in this proxy statement based on the compensation that these NEOs received from DISH Network in 2007, except for amounts due under the Management Services Agreement between us and DISH Network or due Mr. Ergen as discussed below, the compensation paid by one company in 2008 had no impact on the compensation decisions of the other company in 2008. In addition, the historical compensation of our NEOs in their roles as DISH Network employees is not necessarily indicative of the compensation that we will pay these NEOs in their capacity as our employees.
Our NEOs include Messrs. Charles W. Ergen, Bernard L. Han, Dean A. Olmstead, Mark W. Jackson and Steven B. Schaver. Of these NEOs, Mr. Ergen and Mr. Han were NEOs of DISH Network in 2008. Messrs. Jackson, Olmstead and Schaver were employed and solely compensated by EchoStar during 2008. Mr. Ergen was employed and compensated by both EchoStar and DISH Network in 2008. In respect of our remaining NEO, pursuant to the Management Services Agreement, Mr. Han was employed by, and received compensation from, DISH Network, and was not directly compensated by us. Under the Management Services Agreement between us and DISH Network, we made payments to DISH Network based upon a portion of DISH Network’s personnel costs for Mr. Han (taking into account salary and fringe benefits) as determined by reference to the percentages of time spent by Mr. Han performing services for us. During 2008, incentive compensation for Mr. Han was solely the responsibility of DISH Network. See “Certain Relationships and Related Transactions — Intercompany Agreements with DISH Network Corporation — Management Services Agreement.” Other than as described elsewhere with respect to Mr. Ergen and in relation to the payments to be made by us to DISH Network in respect of Mr. Han pursuant to the Management Services Agreement, none of our NEOs received direct compensation from both us and DISH Network during 2008. None of our NEOs has entered into an employment agreement with us.
Overall Compensation Program Objectives and Policies
Compensation Philosophy
EchoStar’s executive compensation program was guided by the following key principles in 2008:
•	Attraction, retention and motivation of executive officers over the long-term;

•	Recognition of individual performance;

•	Recognition of the achievement of company-wide performance goals; and

•	Creation of shareholder value by aligning the interest of management with that of EchoStar’s shareholders through equity incentives.
General Compensation Levels
The total direct compensation opportunities, both base salaries and long-term incentives, offered to EchoStar’s NEOs have been designed to ensure that they are competitive with market practice, support EchoStar’s executive recruitment and retention objectives, reward individual and company-wide performance and contribute to EchoStar’s long-term success by aligning the interest of its executive officers and shareholders.
The Compensation Committee of EchoStar, without Mr. Ergen present, determined Mr. Ergen’s compensation in 2008. Mr. Ergen recommended to the Board of Directors, but the Board of Directors ultimately approved, the base compensation of EchoStar’s NEOs other than Mr. Ergen. EchoStar’s Compensation Committee makes and approves grants of options and other equity-based compensation to EchoStar’s NEOs, and establishes in writing performance goals for any performance-based compensation that together with other compensation to any EchoStar NEO could exceed $1 million annually. The Compensation Committee also certifies achievement of those performance goals prior to payment of performance-based compensation.
In determining the actual amount of each NEO’s overall compensation, the Compensation Committee of EchoStar reviews materials discussed in the peer group analysis described below, its subjective performance evaluation of the individual’s performance (after reviewing Mr. Ergen’s recommendations with respect to the NEOs other than himself), the individual’s success in achieving EchoStar’s and individual goals, whether the performance goals of any short term incentive plans were met and the payouts that would become payable upon achievement of those performance goals, equity awards previously granted to the individual, and equity awards that would be normally granted upon a promotion in accordance with EchoStar’s policies for promotions. EchoStar’s Compensation Committee and Board have also considered each of EchoStar’s NEOs (other than Mr. Ergen) individual extraordinary efforts resulting in tangible increases in corporate, division or department success when setting base cash salaries and any short term incentive compensation.
Furthermore, the Compensation Committee of EchoStar also makes a subjective determination as to whether an increase should be made to Mr. Ergen’s compensation based on its evaluation of Mr. Ergen’s contribution to the success of EchoStar, whether the performance goals of any short term incentive plans were met, the payouts that would become payable to Mr. Ergen upon achievement of those performance goals, the options and other stock awards currently held by Mr. Ergen and whether such awards are sufficient to retain Mr. Ergen.
This approach to general compensation levels is not formulaic and the weight given to any particular factor in determining a particular NEO’s compensation depends on the subjective consideration of all factors described above in the aggregate.
With respect to incentive compensation, EchoStar attempts to ensure that each NEO has equity awards at any given time that are significant in relation to such individual’s annual cash compensation to ensure that each of the NEOs has appropriate incentives tied to the performance of EchoStar’s Class A Common Stock. Therefore, EchoStar may grant more options to one particular NEO in a given year if a substantial portion of the NEO’s equity incentives are vested and the underlying stock capable of being sold. In addition, if an NEO recently received a substantial amount of equity incentives, EchoStar may not grant any equity incentives to that particular NEO.

Peer Group Analysis
In connection with the approval process for EchoStar’s executive officer compensation, EchoStar’s Board of Directors and Compensation Committee had management prepare a table listing the compensation components for the NEOs of companies selected by the Compensation Committee, as disclosed in their respective publicly-filed proxy statements. These surveyed companies included: Pace Micro Technology, Plc., Intelsat Corporation, Loral Space and Communications, Inc., Telesat Canada, Eutelsat Communications, SES S.A., Motorola Inc., and Cisco Systems, Inc. This table, along with other information obtained by Compensation Committee members from media reports, such as newspaper or magazine articles or other generally available sources related to executive compensation, and from corporate director events attended by Compensation Committee members, is used solely as a subjective frame of reference to set approximate boundaries for compensation, rather than a basis for benchmarking compensation of EchoStar’s NEOs. EchoStar’s Compensation Committee and Board of Directors do not utilize a formulaic or standard, formalized benchmarking level or element in tying or otherwise setting EchoStar’s executive compensation to that of other companies. Generally, EchoStar’s overall compensation lags behind competitors in the area of base pay, severance packages, and short-term incentives and may be competitive over time in equity compensation. If EchoStar’s stock performance substantially outperforms similar companies, executive compensation at EchoStar could exceed other companies. Barring significant increases in the stock price, EchoStar’s compensation levels generally lag its peers.
Deductibility of Compensation
Section 162(m) of the U.S. Internal Revenue Code (the “Code”) places a limit on the tax deductibility of compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. The Compensation Committee conducts an ongoing review of EchoStar’s compensation practices for purposes of obtaining the maximum continued deductibility of compensation paid consistent with EchoStar’s existing commitments and ongoing competitive needs. However, nondeductible compensation in excess of this limitation may be paid.
Implementation of Executive Compensation Program Objectives and Policies
Weighting and Selection of Elements of Compensation
As described in “General Compensation Levels” above, neither EchoStar’s Board of Directors nor its Compensation Committee has in the past assigned specific weights to any factors considered by EchoStar’s Board of Directors and its Compensation Committee in determining compensation, and none of the factors are more dispositive than others.
Elements of Executive Compensation
The primary components of EchoStar’s executive compensation program have included:
•	base cash salary;

•	long-term equity incentive compensation in the form of stock options and restricted stock units offered under EchoStar’s stock incentive plan;

•	401(k) plan; and

•	other compensation, including perquisites and personal benefits and post-termination compensation.
EchoStar’s executive compensation program may also include short-term incentive compensation, including conditional and/or performance-based cash incentive compensation and discretionary bonuses. These elements combine to promote the objectives and policies described above. Base salary, 401(k) benefits and other benefits and perquisites provided generally to EchoStar employees provide a minimum level of compensation for our NEOs. Short-term incentives reward individual performance and achievement of annual goals important to EchoStar. Long-term equity-incentive compensation aligns NEO compensation directly with the creation of long-term shareholder value and promotes retention.

EchoStar has not required that a certain percentage of an executive’s salary be provided in one form versus another. However, the goal of the Compensation Committee is to award compensation that is reasonable in relation to EchoStar’s compensation program and objectives when all elements of potential compensation are considered. Each element of EchoStar’s historical executive compensation and the rationale for each element is described below.
Base Cash Salary
EchoStar has traditionally included salary in its executive compensation package under the belief that it is appropriate that some portion of the compensation paid to its executives be provided in a form that is fixed and liquid occurring over regular intervals. Generally, for the reasons discussed in “Equity Incentive Compensation,” EchoStar has weighted overall compensation towards equity components as opposed to base salaries. EchoStar’s Compensation Committee and Board of Directors have traditionally been free to set base salary at any level deemed appropriate and typically review base salaries once annually. Any increases or decreases in base salary on a year-over-year basis have usually been dependent on a combination of the following factors:
•	EchoStar’s Compensation Committee’s and Board of Directors’ respective assessment of EchoStar’s overall financial and business performance;

•	the performance of the NEO’s business unit;

•	the NEO’s individual contributions to EchoStar; and

•	the rate of EchoStar’s standard annual merit increase for employees who are performing at a satisfactory level.
Annual base salaries paid to EchoStar’s executive officers have historically been at levels below those generally paid to executive officers with comparable experience and responsibilities in the set top box and satellite services industries or other similarly-sized companies. In addition, EchoStar has stated that it believes the compensation paid to Mr. Ergen has generally been at a level that is below amounts paid to chief executive officers at other companies of similar size in comparable industries. Any changes in Mr. Ergen’s base salary are set by EchoStar’s Compensation Committee. Mr. Ergen recommends to the Board of Directors, but EchoStar’s Board of Directors ultimately approves, any changes in the base salary of EchoStar’s other NEOs.
Short-Term Incentive Compensation
For 2008, our Compensation Committee and Board did not establish a short-term incentive plan or a cash incentive plan. If our Compensation Committee chooses to establish a short-term incentive plan or a cash incentive plan, it will make a determination as to both the performance goals and the payouts that will be made upon achievement of those performance goals. In the future, the Board and Compensation Committee may elect to award short-term incentive compensation that reflect appropriate performance goals for our business.
Long-Term Equity Incentive Compensation
EchoStar has operated under the belief that executive officers will be better able to contribute to its long-term success and help build incremental shareholder value if they have a stake in that future success and value. EchoStar believes this stake focuses the executive officers’ attention on managing EchoStar as owners with equity positions in EchoStar and aligns their interests with the long-term interests of EchoStar’s shareholders. Equity awards therefore have represented an important and significant component of EchoStar’s compensation program for executive officers. EchoStar has attempted to create general incentives with its standard stock option grants and conditional incentives through conditional awards that may include payouts in cash or equity.
General Equity Incentives
With respect to equity incentive compensation, EchoStar attempts to ensure that each NEO has equity awards at any given time that are significant in relation to such individual’s annual cash compensation to ensure that each of EchoStar’s NEOs has appropriate incentives tied to the performance of EchoStar’s Class A Common Stock. Therefore, EchoStar may grant more options to one particular NEO in a given year if a substantial portion of the NEO’s equity incentives are vested and the underlying stock is capable of being sold. In addition, if an NEO recently received a substantial amount of equity incentives, EchoStar may not grant any equity incentives to that particular NEO. In particular, in granting awards for 2008, the Compensation Committee took into account the fact that EchoStar did not establish a short-term incentive plan or a cash incentive plan during 2008.
In granting equity incentive compensation, the Compensation Committee also takes into account whether the NEO has been promoted in determining whether to award equity awards to that individual. Finally, from time to time, the Compensation Committee may award one-time equity awards based on a number of subjective criteria, including the NEO’s position and role in EchoStar’s success and whether the NEO made any exceptional contributions to EchoStar’s success.
To encourage executive officers to remain in EchoStar’s employ, options granted under EchoStar’s stock incentive plans generally vest at the rate of 20% per year and have exercise prices not less than the fair market value of EchoStar’s Class A Common Stock on the date of grant. EchoStar’s standard form of option agreement given to executive officers has included acceleration of vesting upon a change in control of EchoStar for those executive officers who do not continue to be employed by us or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control.
Practices Regarding Grant of Equity Incentives
EchoStar has generally awarded equity awards as of the last day of each calendar quarter and has set exercise prices, as applicable, of not less than the fair market value of EchoStar’s Class A Common Stock on the date of grant.
Stock Incentive Plan
We have adopted an employee stock incentive plan, which we refer to as the 2008 Stock Incentive Plan. The purpose of the 2008 Stock Incentive Plan is to provide incentives to attract and retain executive officers and other key employees. Awards available to be granted under the 2008 Stock Incentive Plan include: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. Up to 16 million shares of our Class A common stock are available for awards under the 2008 Stock Incentive Plan.
Class B CEO Stock Option Plan
We have adopted a Class B CEO stock option plan, which we refer to as the 2008 Class B CEO Stock Option Plan. The purpose of the 2008 Class B CEO Stock Option Plan is to promote the interests of EchoStar and its subsidiaries by aiding in the retention of Charles W. Ergen, the Chairman and Chief Executive Officer of EchoStar, who our Board of Directors believes is crucial to assuring our future success, to offer Mr. Ergen incentives to put forth maximum efforts for our future success and to afford Mr. Ergen an opportunity to acquire additional proprietary interests in EchoStar. Mr. Ergen abstained from our Board of Directors’ vote on this matter. Awards available to be granted under the 2008 Class B CEO Stock Option Plan will include nonqualified stock options and dividend equivalent rights with respect to EchoStar’s Class B Common Stock. Up to 4 million shares of EchoStar’s Class B common stock are available for awards under the 2008 Class B CEO Stock Option Plan. No awards have been granted under the 2008 Class B CEO Stock Option Plan.
Employee Stock Purchase Plan
We have adopted an employee stock purchase plan, which we refer to as our ESPP. The purpose of the ESPP is to provide our eligible employees with an opportunity to acquire a proprietary interest in us by the purchase of our Class A common stock. All full-time employees who are employed by EchoStar for at least one calendar quarter will be eligible to participate in the ESPP. Employee stock purchases will be made through payroll deductions. Under the terms of the ESPP, employees will not be permitted to deduct an amount which would permit such employee to purchase our capital stock under all of our stock purchase plans which would exceed $25,000 in fair market value of capital stock in any one year. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code and thereby provide participating employees with an opportunity to receive certain favorable income tax consequences as to stock purchase rights under the ESPP.
Our Board of Directors adopted an amendment and restatement of our ESPP, subject to approval by our shareholders at our 2009 Annual Meeting. See “Proposal No. 3 – Amendment and Restatement Employee Stock Purchase Plan” for details.
Nonemployee Director Stock Option Plan

We have adopted a non-employee director stock option plan, which we refer to as the 2008 nonemployee director stock option plan (“2008 Director Plan”). The purpose of the 2008 Director Plan is to advance our interests through the motivation, attraction and retention of highly-qualified non-employee directors. The 2008 Director Plan grants our new non-employee directors, upon their initial election or appointment to our Board, an option to acquire a certain number of shares of our A Common Stock. We may also grant, in our discretion, any continuing non-employee directors further options to acquire our shares of Class A Common Stock in exchange for their continuing services. Up to 250,000 shares of our Class A Common Stock are available for awards under the 2008 Director Plan.
401(k) Plan
EchoStar has adopted a defined-contribution tax-qualified 401(k) plan for its employees, including its executives, to encourage its employees to save some percentage of their cash compensation for their eventual retirement. EchoStar’s executives participate in the 401(k) plan on the same terms as EchoStar’s other employees. Under the plan, employees become eligible for participation in the 401(k) plan upon completing ninety days of service with EchoStar and reaching age 19. 401(k) plan participants have been able to contribute up to 50% of their compensation in each contribution period, subject to the maximum deductible limit provided by the Internal Revenue Code. EchoStar may also make a 50% matching employer contribution up to a maximum of $1,500 per participant per calendar year. In addition, EchoStar may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) plan with the approval of its Compensation Committee and Board of Directors. 401(k) plan participants are immediately vested in their voluntary contributions and earnings on voluntary contributions. EchoStar’s employer contributions to 401(k) plan participants’ accounts vest 20% per year commencing one year from the employee’s date of employment.
Perquisites and Personal Benefits, Post-Termination Compensation and Other Compensation
EchoStar has traditionally offered numerous plans and other benefits to its executive officers on the same terms as other employees. These plans and benefits have included medical, vision, and dental insurance, life insurance, and the employee stock purchase plan as well as discounts on EchoStar’s products and services. Relocation benefits may also be reimbursed, but are individually negotiated when they occur. EchoStar has also permitted certain NEOs to use its corporate aircraft for personal use. EchoStar has also paid for annual tax preparation costs for certain NEOs.
EchoStar has not traditionally had any plans in place to provide severance benefits to employees. However, certain stock options and restricted stock units have been granted to its executive officers subject to acceleration of vesting upon a change in control of EchoStar for those executive officers who do not continue to be employed by us or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control.
2008 Executive Compensation
EchoStar generally makes decisions with respect to executive compensation for a particular compensation year in December of the preceding compensation year or the first quarter of the applicable compensation year. For 2008, the Compensation Committee (along with Mr. Ergen for each of the NEOs other than himself) reviewed total compensation of each NEO and the value of (a) historic and current components of each NEO’s compensation, including the base salary and bonus paid to the NEO in the prior year, and (b) stock options and restricted stock units held by each NEO in EchoStar’s incentive plans. EchoStar’s Compensation Committee (along with Mr. Ergen for each of the NEOs other than himself) also reviewed the results of the peer group analysis described above that was prepared for 2008. As described in “General Incentive Compensation” above, EchoStar aims to provide base salaries and long-term incentives that are competitive with market practice with an emphasis on providing a substantial portion of overall compensation in the form of equity incentives. In addition, EchoStar’s Compensation Committee has discretion to award performance based compensation that is based on performance goals different from those which were previously set or that is higher or lower than the anticipated compensation that would be awarded under EchoStar’s incentive plans if particular performance goals were met. EchoStar’s Compensation Committee did not exercise this discretion in 2008.
Compensation of Chief Executive Officer

2008 Base Salary.  In connection with our separation from DISH Network, Mr. Ergen’s base salary for 2008 was set at $1.
2008 Cash Bonus. Since we had not adopted a cash bonus plan in 2008, no bonus was paid to Mr. Ergen.
2008 Equity Incentives.  With respect to equity incentives, EchoStar attempts to ensure that Mr. Ergen has equity awards at any given time that are significant in relation to Mr. Ergen’s annual cash compensation to ensure that Mr. Ergen has appropriate incentives tied to the performance of EchoStar’s Class A Common Stock. As a result of the Spin-off, Mr. Ergen is an employee of both DISH Network and EchoStar. For 2008, the Compensation Committee determined that the equity incentive compensation Mr. Ergen received from EchoStar should equal the equity incentive compensation Mr. Ergen received from DISH Network so that Mr. Ergen would have an equal incentive to raise the long-term stock price and therefore create greater shareholder value at both companies. Consequently, the Compensation Committee determined that Mr. Ergen should be granted 500,000 options to purchase the Corporation’s Class A Common Stock, particularly since Mr. Ergen had not received any equity awards following our separation from DISH Network. DISH Network also awarded Mr. Ergen 500,000 stock options to purchase its stock.
Compensation of Other Named Executive Officers
2008 Base Salary.
Base salaries for each of the other NEOs are determined annually by EchoStar’s Board of Directors primarily based on Mr. Ergen’s recommendations. The Board of Directors places substantial weight on Mr. Ergen’s recommendations in light of his role as CEO and as controlling shareholder of EchoStar. Mr. Ergen made recommendations to the Board of Directors with respect to the 2008 base salary of each of the other NEOs after considering (a) the NEO’s base salary in 2007, (b) the range of the percentage increases in base salary for NEOs of the surveyed companies in the 2008 peer group survey, (c) whether the NEO’s base salary was appropriate in light of EchoStar’s goals, including retention of the NEO, (d) the expected compensation to be paid to other NEOs in 2008 in relation to a particular NEO in 2008, (e) whether the NEO was promoted or newly hired in 2008, and (f) whether in Mr. Ergen’s subjective determination, the NEO’s performance in 2007 warranted an increase in the NEO’s base salary. Placing primary weight on (a) the NEO’s base salary in 2007 and (b) whether, in Mr. Ergen’s subjective view, an increase in 2007 base salary was necessary to retain the NEO, Mr. Ergen recommended the base salary amounts indicated in the “Fiscal 2008 Summary Compensation Table.” The basis for Mr. Ergen’s recommendation with respect to each of the other NEOs is discussed below. The Board of Directors accepted each of Mr. Ergen’s recommendations on base salaries for each of the other NEOs.
Mr. Jackson.  Mr. Ergen determined that Mr. Jackson’s performance met expectations for 2007 and that Mr. Jackson was therefore eligible for our standard annual merit increase. In addition, Mr. Ergen determined that Mr. Jackson should receive an additional annual increase in base salary based on Mr. Ergen’s subjective determination of the amount required to maintain Mr. Jackson’s salary within the range of market compensation indicated in the peer group analysis in light of our practices with respect to base salaries. Mr. Ergen also considered Mr. Jackson’s particular individual contributions towards development of the Company’s set-top box business in setting Mr. Jackson’s 2008 base salary.
Mr. Han.  Mr. Han was employed by, and received compensation from, DISH Network, and was not directly compensated by us. Instead, we obtained the services of Mr. Han pursuant to the Management Services Agreement between us and DISH Network. Accordingly, Mr. Han’s salary was set by the Board of Directors of DISH Network and we made payments to DISH Network based upon a portion of DISH Network’s personnel costs for Mr. Han (taking into account salary and fringe benefits) as determined by reference to the percentages of time spent by Mr. Han performing services for us.
Mr. Schaver.  Mr. Ergen determined that Mr. Schaver’s performance met expectations for 2007 and that Mr. Schaver was therefore eligible for EchoStar’s standard annual merit increase. In determining Mr. Schaver’s 2008 base salary, Mr. Ergen subjectively determined that Mr. Schaver’s existing base compensation already was within the range of market compensation indicated in the peer group analysis in light of EchoStar’s practices with respect to base salaries.
Mr. Olmstead.  Mr. Olmstead’s salary was agreed to between EchoStar and Mr. Olmstead in January 2008 in connection with the commencement of Mr. Olmstead’s employment as President of EchoStar Satellite Services.

2008 Cash Bonus.   Mr. Ergen generally recommended that other NEOs receive a discretionary cash bonus only to the extent that Mr. Ergen considered that a particular individual performance during 2008 made a significant contribution towards development of EchoStar’s goals. In 2008, no cash bonus was paid to any of the NEOs.
2008 Equity Incentives.  With respect to equity incentives, EchoStar primarily evaluates the position of each NEO to ensure that each individual has equity awards at any given time that are significant in relation to the NEO’s annual cash compensation to ensure that the NEO has appropriate incentives tied to the performance of EchoStar’s Class A Common Stock. This determination is made by the Compensation Committee primarily on the basis of Mr. Ergen’s recommendation. On March 31, 2008: (i) Mr. Jackson was awarded 200,000 stock options; (ii) Mr. Olmstead was awarded 339,000 stock options in connection with the commencement of his employment; and (iii) Mr. Schaver was awarded 100,000 stock options. Mr. Ergen recommended that no equity incentives be awarded to Mr. Han in light of the fact that he is performing services for us pursuant to the Management Services Agreement with DISH Network.
EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee is appointed by the Board of Directors of EchoStar to discharge certain of the Board’s responsibilities relating to compensation of EchoStar’s executive officers.
The Compensation Committee, to the extent the Board deems necessary or appropriate, will:
•	Make and approve all option grants and other issuances of EchoStar’s equity securities to EchoStar’s executive officers and Board members other than nonemployee directors;

•	Approve all other option grants and issuances of EchoStar ’s equity securities, and recommend that the full Board make and approve such grants and issuances;

•	Establish in writing all performance goals for performance-based compensation that together with other compensation to senior executive officers could exceed $1 million annually, other than standard Stock Incentive Plan options that may be paid to EchoStar’s executive officers, and certify achievement of such goals prior to payment; and

•	Set the compensation of the Chairman and Chief Executive Officer.
Based on the review of the Compensation Discussion and Analysis and discussions with management, we recommended to EchoStar’s management that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement. The Compensation Committee notes that the information with respect to DISH Network is based solely on information supplied by DISH Network to EchoStar.
Respectfully submitted,
The EchoStar Corporation Executive Compensation Committee
Tom A. Ortolf (Chairman)
C. Michael Schroeder
Joseph P. Clayton
The report of the Compensation Committee and the information contained therein shall not be deemed to be “solicited material” or “filed” or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Explanatory Note to Summary Compensation Table, Grant of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End Table, and Option Exercises and Stock Vested Table
Spin-Off from DISH Network Corporation

In connection with our Spin-off from DISH Network Corporation, which was effective on January 1, 2008, all outstanding DISH Network stock options and restricted stock units (collectively, “Stock-Based Awards”) held by DISH Network employees, including executive officers, were adjusted as follows:
Options
Each DISH Network stock option was converted into two options:
•	an adjusted DISH Network stock option for the same number of shares as were exercisable under the original DISH Network stock option with an exercise price equal to the exercise price of the original DISH Network stock option multiplied by 0.831219.

•	a new EchoStar stock option for one-fifth of the number of shares as were exercisable under the original DISH Network stock option with an exercise price equal to the exercise price of the original DISH Network stock option multiplied by 0.843907.
Restricted Stock Units
Each holder of DISH Network restricted stock units retained their DISH Network restricted stock units and received one EchoStar restricted stock unit for every five DISH Network restricted stock units that they held.
These adjustments were made in order to preserve the pre-conversion intrinsic value of the Stock-Based Awards.
Presentation of Summary Compensation Table, Grant of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End Table, and Option Exercises and Stock Vested Table
Prior to the Spin-off of EchoStar to shareholders of DISH Network on January 1, 2008, EchoStar was a wholly-owned subsidiary of DISH Network and its executive officers were employees of DISH Network. Because the Spin-off occurred on January 1, 2008: (i) prior to 2008, all NEOs were compensated solely by DISH Network; (ii) during 2008, Mr. Han, who is performing services for us pursuant to the Management Services Agreement, was compensated solely by DISH Network, and we made payments to DISH Network for our allocable portions of DISH Network’s personnel costs for him; (iii) during 2008, Mr. Ergen was compensated by both us and DISH Network; and (iv) during 2008, all other NEOs were compensated solely by us.

Summary Compensation Table
Our executive officers are compensated by certain of our subsidiaries. The following table sets forth the cash and noncash compensation paid to such executive officers as discussed above for the NEOs for the fiscal year ended December 31, 2008. Compensation for our NEOs for the fiscal years ended December 31, 2007 and 2006 represent compensation provided to such executive officers by DISH Network prior to the Spin-off.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus (1)	Awards	Awards (2)	Compensation (3)	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	(4) ($)	($)

Charles W. Ergen	2008	$1	$—	$—	$591,144	$—	$—	$237,979	$829,124
Chairman, President and Chief	2007	$592,308	$—	$—	$1,412,882	$—	$—	$554,232	$2,559,422
Executive Officer	2006	$550,000	$—	$—	$1,412,882	$—	$—	$858,171	$2,821,053

Mark W. Jackson	2008	$361,250	$—	$—	$980,471	$—		$4,000	$1,345,721
President, EchoStar Technologies L. L.C.	2007	$341,923	$—	$—	$800,870	$—	$—	$4,250	$1,147,043
	2006	$305,769	$—	$—	$800,870	$124,800	$—	$7,775	$1,239,214

Steven B. Schaver	2008	$314,898	$—	$—	$478,189	$—	$—	$4,000	$797,087
President, EchoStar International	2007	$315,185	$15,000	$—	$384,874	$—	$—	$4,250	$719,309
Corporation	2006	$278,668	$—	$—	$282,576	$140,500	$—	$7,485	$709,229

Dean A. Olmstead	2008	$295,384	$—	$—	$400,796	$—	$—	$8,338	$704,518
President, EchoStar Satellite Services Corporation

Bernard L. Han (5)	2008	$100,000	$—	$—	$202,321	$—	$—	$3,312	$305,633
Executive Vice President	2007	$400,000	$20,000	$—	$806,364	$—	$—	$—	$1,226,364
and Chief Financial Officer	2006	$88,077	$—	$—	$203,248	$33,250	$—	$—	$324,575

(1)	The bonus was earned in 2007 but not paid until 2008.

(2)	The amounts reported in the “Stock Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123R”). Assumptions used in the calculation of these amounts are included in Note 11 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

(3)	The amounts reported in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 11 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

(4)	“All Other Compensation” for all of the Named Executive Officers includes amounts contributed pursuant to our 401(k) matching program and our profit sharing program. Mr. Ergen’s “All Other Compensation” also includes tax preparation payments in each year. In addition, with respect to Mr. Ergen, “All Other Compensation” includes $237,979, $521,652 and $821,771 for Mr. Ergen’s personal use of corporate aircraft during the year ended December 31, 2008, 2007 and 2006, respectively. We calculated the value of each Mr. Ergen’s personal use of corporate aircraft based upon the incremental cost of such usage to DISH Network.

(5)	In connection with the Spin-off, we entered into a management services agreement with DISH Network pursuant to which DISH Network makes certain of its officers available to provide services to EchoStar. Mr. Han remains employed by DISH Network, but serves as EchoStar’s Executive Vice President and Chief Financial Officer. 2008 compensation for Mr. Han is based upon an allocable portion of the personnel costs and expenses incurred by DISH Network with respect to Mr. Han (taking into account wages and fringe benefits). This allocation is based upon the estimated percentages of time to be spent by certain DISH Network executive officers performing services for us under the management services agreement.
Grant of Plan-Based Awards
The following table provides information on EchoStar equity awards granted in 2008 for the Named Executive Officers.

									All Other	All Other
			Estimated Future Payouts Under			Estimated Future Payouts Under			Stock	Option
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Awards:	Awards:
											Exercise	Grant Date
									Number of	Number of	or Base	Fair Value of
		Date of							Shares of	Securities	Price of	Stock and
		Compensation							Stock or	Underlying	Option	Option
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Approval	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	(1)

Charles W. Ergen	3/31/2008	3/31/2008	$—	$—	$—	—	—	—	—	500,000	$29.54	$3,925,180
Mark W. Jackson	3/31/2008	3/31/2008	$—	$—	$—	—	—	—	—	200,000	$29.54	$1,570,072
Steven B. Schaver	3/31/2008	3/31/2008	$—	$—	$—	—	—	—	—	100,000	$29.54	$785,036
Dean A. Olmstead	3/31/2008	3/31/2008	$—	$—	$—	—	—	—	—	339,000	$29.54	$2,661,272
Bernie Han (2)	—	—	$—	$—	$—	—	—	—	—	—	$—	$—

(1)	Amounts reflect the dollar amount of total stock compensation for financial statement reporting purposes, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123R”). Assumptions used in the calculation of these amounts are included in Note 11 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

(2)	Pursuant to our management services agreement with DISH Network, Mr. Han remains employed by DISH Network, but serves as our Executive Vice President and Chief Financial Officer. Any plan-based awards granted to Mr. Han continue to be granted by DISH Network. Compensation related to such awards is allocated to us based upon the estimated percentages of time to be spent by certain DISH Network executive officers performing services for us under the management services agreement.

Outstanding Equity Awards at Fiscal Year-End
Except as indicated elsewhere, all awards reflected in this table were made in shares of EchoStar common stock and were granted under the terms of EchoStar’s 2008 Stock Incentive Plans. As discussed above, in connection with the Spin-off of EchoStar, effective January 1, 2008, all DISH Network equity awards were adjusted to reflect the change in the price of DISH Network common stock that occurred as a result of the Spin-off, and an additional award was granted that related to EchoStar’s common stock.

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
			Equity						Plan	Market or
			Incentive						Awards:	Payout
			Plan						Number of	Value of
			Awards:					Market	Unearned	Unearned
	Number of	Number of	Number of					Value of	Shares,	Shares,
	Securities	Securities	Securities				Number of	Shares or	Units or	Units or
	Underlying	Underlying	Underlying				Shares or	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option			Units of	Stock That	Rights	Rights That
	Options	Options	Unearned	Exercise	Option		Stock That	Have Not	That Have	Have Not
	(#)	(#)	Options	Price	Expiration		Have Not	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date		Vested (#)	($)	(#)	($)

Charles W. Ergen	—	500,000	—	$28.73	3/31/2018		—	$—	—	$—

Mark W. Jackson	4,000	—	—	$24.38	3/31/2013		—	$—	—	$—
	20,000	—	—	$24.01	3/31/2013	(1)	—	$—	—	$—
	32,000	8,000	—	$25.96	6/30/2014		—	$—	—	$—
	160,000	40,000	—	$25.56	6/30/2014	(1)	—	$—	—	$—
	—	—	60,000	$24.69	3/31/2015		—	$—	—	$—
	—	—	300,000	$24.32	3/31/2015	(1)	—	$—	—	$—
	12,000	8,000	—	$25.46	6/30/2015		—	$—	—	$—
	60,000	40,000	—	$25.07	6/30/2015	(1)	—	$—	—	$—
	40,000	—	—	$22.94	12/30/2015		—	$—	—	$—
	200,000	—	—	$22.60	12/30/2015	(1)	—	$—	—	$—
	—	200,000	—	$29.54	3/31/2018		—	$—	—	$—

Steven B. Schaver	3,600	—	—	$24.38	3/31/2013		—	$—	—	$—
	18,000	—	—	$24.01	3/31/2013	(1)	—	$—	—	$—
	12,800	3,200	—	$25.96	6/30/2014		—	$—	—	$—
	64,000	16,000	—	$25.56	6/30/2014	(1)	—	$—	—	$—
	—	—	60,000	$24.69	3/31/2015		—	$—	—	$—
	—	—	300,000	$24.32	3/31/2015	(1)	—	$—	—	$—
	2,000	8,000	—	$36.66	3/31/2017		—	$—	—	$—
	10,000	40,000	—	$36.10	3/31/2017	(1)	—	$—	—	$—
	—	100,000	—	$29.54	3/31/2018		—	$—	—	$—

Dean A. Olmstead	—	339,000	—	$29.54	3/31/2018		—	$—	—	$—

Bernard L. Han (2)	—	—	—	$—	—		—	$—	—	$—

(1)	Amounts represent outstanding awards granted to our NEOs by DISH Network prior to the Spin-off.

(2)	Pursuant to our management services agreement with DISH Network, Mr. Han remains employed by DISH Network, but serves as our Executive Vice President and Chief Financial Officer. Any plan-based awards granted to Mr. Han continue to be granted by DISH Network. Compensation related to such awards is allocated to us based upon the estimated percentages of time to be spent by certain DISH Network executive officers performing services for us under the management services agreement.

Option Exercises and Stock Vested
The following table relates to equity awards of EchoStar that were exercised or that vested in 2008:

	Option Awards		Stock Awards
Number of
	Shares			Value
	Acquired on	Value Realized	Number of Shares	Realized on
	Exercise	on Exercise (1)	Acquired on	Vesting
Name	(#)	($)	Vesting (#)	($)

Mark W. Jackson	28,801	$692,150	—	$—

(1)	The value realized on exercise is computed by multiplying the difference between the exercise price of the stock option and the market price of the EchoStar Class A Shares on the date of exercise by the number of shares with respect to which the option was exercised.
Potential Payments Upon Termination Following a Change in Control
As discussed in “Compensation Discussion and Analysis” above, our standard form of option agreement given to executive officers includes acceleration of vesting upon a change in control of EchoStar for those executive officers who do not continue to be employed by us or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control.
Generally a change in control is deemed to occur upon: (i) a transaction or a series of transactions the result of which is that any person (other than Mr. Ergen, our controlling shareholder, or a related party) individually owns more than fifty percent (50%) of the total equity interests of either (A) EchoStar or (B) the surviving entity in any such transaction(s) or a controlling affiliate of such surviving entity in such transaction(s); and (ii) the first day on which a majority of the members of the Board of Directors of EchoStar are not continuing directors.
Assuming a change in control were to have taken place as of December 31, 2008 and the executives were no longer to continue with EchoStar or the surviving entity at such date, the estimated benefits that would have been provided are as follows:

Maximum
Value of
Accelerated
Vesting of
Name	Options (1)

Charles W. Ergen	$—
Mark W. Jackson	$—
Steven B. Schaver	$—
Dean A. Olmstead	$—
Bernard L. Han	$—

(1)	The value of potentially accelerated unvested options as of December 31, 2008 was zero because all options held by our Named Executive Officers were out-of-the-money.
Director Compensation and Nonemployee Director Option Plans
Cash Compensation
Our employee directors are not compensated for their services as directors. Each nonemployee director receives an annual retainer of $40,000 which is paid in equal quarterly installments on the last day of each calendar quarter, provided such person is a member of the Board on the last day of the applicable calendar quarter. Our nonemployee directors also receive $1,000 for each meeting attended in person and $500 for each meeting attended by telephone. Additionally, the chairperson of each committee of the Board receives a $5,000 annual retainer, which is paid in equal quarterly installments on the last day of each calendar quarter, provided such person is the chairperson of the committee on the last day of the applicable calendar quarter. Furthermore, our nonemployee directors receive: (i) reimbursement, in full, of reasonable travel expenses related to attendance at all meetings of the Board of Directors and its committees and (ii) reimbursement of reasonable expenses related to educational activities undertaken in connection with service on the Board of Directors and its committees.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards (1)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Joseph P. Clayton (2)	$12,000	$—	$18,851	$—	$—	$—	$30,851
Steven R. Goodbarn (3)	$43,750	$—	$15,285	$—	$—	$—	$59,035
Tom A. Ortolf	$56,500	$—	$15,285	$—	$—	$—	$71,785
C. Michael Schroeder	$52,500	$—	$15,285	$—	$—	$—	$67,785

(1)	The amounts reported in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 14 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009. Options granted under our Nonemployee Director Plans are 100% vested upon issuance. Thus, the amount recognized for financial statement reporting purposes and the full grant date fair value are the same.

(2)	Mr. Clayton joined our Board of Directors during October 2008.

(3)	Mr. Goodbarn resigned from our Board of Directors in November 2008.
Incentive Compensation
Upon election to our Board, our new nonemployee directors are granted an option to acquire a certain number of our Class A Shares under our 2008 Director Plan. Options granted under our 2008 Director Plan are 100% vested upon issuance and have a term of five years. We also expect to grant each continuing nonemployee director an option to acquire 2,500 Class A Shares every year in exchange for their continuing services.

Our nonemployee directors do not hold any stock awards except those received as a result of the Spin-off and those granted to the nonemployee directors pursuant to the 2008 Director Plan. We have granted the following options to our nonemployee directors pursuant to the 2008 Director Plan:

	Option Awards
	Number of
	Securities
	Underlying
	Unexercised	Option
	Options	Exercise	Option
	(#)	Price	Expiration
Name	Exercisable	($)	Date

Joseph P. Clayton	5,000	$14.87	12/31/2013
Steven R. Goodbarn	2,500	$31.22	6/30/2013
Tom A. Ortolf	2,500	$31.22	6/30/2013
C. Michael Schroeder	2,500	$31.22	6/30/2013
Equity Compensation Plan Information
These options generally vest at the rate of 20% per year commencing one year from the date of grant. The following table sets forth a description of our equity compensation plans as of December 31, 2008.

Number of
	Number of		Securities
	Securities to	Weighted-	Remaining
	be Issued	Average	Available for
	Upon	Exercise	Future Issuance
	Exercise of	Price of	Under Equity
	Outstanding	Outstanding	Compensation
	Options,	Options,	Plans (excluding
	Warrants	Warrants	securities reflected
	and Rights	and Rights	in column (a))
Plan Category	(a)	(b) (1)	(c)
Equity compensation plans approved by security holders	5,457,271	$28.61	9,504,084

Total	5,457,271	$28.61	9,504,084

(1)	The calculation of the weighted-average exercise price of outstanding options, warrants and rights excludes restricted stock units that provide for the issuance of shares of common stock upon vesting because these awards do not require payment of an exercise price in order to obtain the underlying shares upon vesting.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised solely of outside directors. The Compensation Committee members are Messrs. Ortolf, Schroeder and Clayton. Steven R. Goodbarn resigned from the Board on November 6, 2008. None of these individuals was an officer or employee of EchoStar or DISH Network at any time during the 2008 fiscal year. With the exception of those executive officers and directors who are also executive officers or directors of DISH Network, no executive officer of EchoStar served on the Board of Directors or Compensation Committee of any other entity that had one or more executive officers who served as a member of EchoStar’s or DISH Network’s Board of Directors or its Compensation Committee during the 2008 fiscal year.
Certain Relationships and Related Transactions
Our Board follows a written policy for the review and approval of transactions involving EchoStar and related parties, such as directors, executive officers and their immediate family members. In order to survey these transactions, we distribute questionnaires to our officers and directors on a quarterly basis. Our General Counsel then directs the appropriate review of all potential related-party transactions and schedules their presentation at the next regularly-scheduled meetings of the Audit Committee and the Board of Directors.  Both the Audit Committee and the Board of Directors must approve these transactions, with all interested parties abstaining from the vote. Once each calendar year, the Audit Committee and the Board of Directors undertake a review of all recurring potential related-party transactions. Both the Audit Committee and the Board of Directors must approve the continuation of each such transaction, with all interested parties abstaining.
In March of 2000, DISH Network purchased Kelly Broadcasting Systems, Inc. (“KBS”). At that time, Mr. Michael Kelly was a shareholder of KBS and served as its President. During the first quarter 2008, Mr. Kelly, DISH Network and EchoStar entered into an agreement pursuant to which: (i) amounts owing between the parties arising out of or related to the acquisition of KBS were offset resulting in a payment to Mr. Kelly of $600,000; (ii) title to certain assets purchased in the acquisition were transferred to EchoStar and DISH Network; and (iii) DISH Network, EchoStar and Mr. Kelly mutually released any claims arising out of or related to the merger agreement for the purchase of KBS.
Mr. Jackson’s brother earned approximately $80,000 during 2008 as an employee of a non-public company that provides programming content to DISH Network, our former parent. Affiliates of that company also supply us with parts used in the manufacture of our satellite receivers and related equipment. Neither DISH Network, EchoStar, nor any of their respective directors or executive officers has any ownership or other personal financial interest in that company. We, DISH Network and our contract manufacturers paid that company and its affiliates a total of approximately $141 million during 2008, representing approximately 30% of their total revenues.
Related Party Transactions with NagraStar
During the years ended December 31, 2008, 2007 and 2006, we purchased security access devices from NagraStar of $47 million, $55 million and $56 million, respectively. As of December 31, 2008 and 2007, amounts payable to NagraStar totaled $33 million and $3 million, respectively. Additionally, as of December 31, 2008, we were committed to purchase $29 million of security access devices from NagraStar.
Related Party Transactions with DISH Network
On January 1, 2008, we completed our separation from DISH Network Corporation. Following the Spin-off, we and DISH Network have operated as separate public companies and DISH Network has no ownership interest in us. However, a substantial majority of the voting power of the shares of both companies is owned beneficially by our Chairman, President and Chief Executive Officer, Charles W. Ergen.
We and DISH Network entered into certain transitional services agreements pursuant to which: (i) we obtain certain services and rights from DISH Network; (ii) DISH Network obtains certain services and rights from us; and (iii) we and DISH Network have indemnified each other against certain liabilities arising from our respective businesses. The following is a summary of the terms of the principal agreements that we have entered into with DISH Network.
In the near term, we expect that DISH Network will remain our principal customer. Pursuant to the commercial agreements we entered into with DISH Network, we sell equipment, including digital set-top boxes, to DISH Network and we provide digital broadcast operations and other products and services to DISH Network. Generally, all agreements entered into in connection with the Spin-off are based on our cost plus a fixed margin (unless noted differently below), which will vary depending on the nature of the products and services provided. These commercial agreements also provide for an arbitration mechanism in the event we are unable to reach agreement with DISH Network as to the additional amounts payable for products and services, under which the arbitrator will determine the additional amounts payable by reference to fair market value of the products and services supplied.
Broadcast Agreement
We entered into a broadcast agreement with a subsidiary of DISH Network, whereby DISH Network receives broadcast services, including teleport services such as transmission and downlinking, channel origination, and channel management services from us, thereby enabling DISH Network to deliver satellite television programming to subscribers. The broadcast agreement expires on December 31, 2009; however, DISH Network has the right, but not the obligation, to extend the agreement annually for successive one-year periods for up to two additional years. DISH Network may terminate channel origination services and channel management services for any reason and without any liability upon sixty days’ written notice to us. If DISH Network terminates teleport services for a reason other than our breach, DISH Network shall pay us a sum equal to the aggregate amount of the remainder of the expected cost of providing the teleport services. We earned revenues of approximately $157.2 million from DISH Network under the broadcast agreement during 2008. The fees for the services to be provided under the broadcast agreement are at cost plus a fixed margin, which will vary depending on the nature of the services provided.
Employee Matters Agreement
We entered into an employee matters agreement with DISH Network providing for our respective obligations to our employees. Pursuant to the agreement, we established a defined contribution plan for the benefit of our eligible employees in the United States (including our employees that transferred to us prior to the Spin-off). Subject to any adjustments required by applicable law, it is our and DISH Network’s present intent that the assets and liabilities of the DISH Network 401(k) Employee Savings Plan attributable to transferring employees, other than certain employees whose employment has terminated prior to January 1, 2008, be transferred to and assumed by the defined contribution plan established by us. In addition, we established welfare plans for the benefit of our eligible employees and their respective eligible dependents that are substantially similar to the welfare plans currently maintained by DISH Network. We also established a stock incentive plan and an employee stock purchase plan as described in “Compensation Discussion and Analysis.” There are no payments expected under the employee matters agreement except for the reimbursement of certain expenses in connection with these employee benefit plans and potential indemnification payments in accordance with the separation agreement. The employee matters agreement is non-terminable and will survive for the applicable statute of limitations.
Installation Services Agreement
We entered into an installation services agreement with DISH Network whereby we had the right but not the obligation to engage DISH Network and its network of installation service providers to provide installation services in respect of various types of equipment we provide to our customers. For the provision of these services, we will pay DISH Network fees at cost plus a fixed margin, which will vary depending on the nature of the services provided. The term of the installation services agreement expired on December 31, 2008. We incurred expenses of approximately $1,000 payable to DISH Network under the installation services agreement during 2008. We may not generally solicit any installer of DISH Network for employment during the agreement and for a period of one year thereafter.
Intellectual Property Matters Agreement
We entered into an intellectual property matters agreement with DISH Network and certain of its subsidiaries in connection with the Spin-off. The intellectual property matters agreement governs our relationship with DISH Network with respect to patents, trademarks and other intellectual property. Pursuant to the intellectual property matters agreement DISH Network and certain of its subsidiaries irrevocably assigned to us all right, title and interest in certain patents, trademarks and other intellectual property necessary for the operation of our set-top box business. In addition, the agreement permits us to use, in the operation of our set-top box business, certain other intellectual property currently owned or licensed by DISH Network and its subsidiaries.

We granted DISH Network and its subsidiaries a non-exclusive, non-transferable, worldwide license to use the name “EchoStar” and a portion of the assigned intellectual property as trade names and trademarks for a limited period of time in connection with DISH Network’s continued operation of the consumer business. The purpose of such license is to eliminate confusion on the part of customers and others during the period following the Spin-off. After the transitional period, DISH Network and its subsidiaries may not use the “EchoStar” name as a trademark, except in certain limited circumstances. Similarly, the intellectual property matters agreement provides that we will not make any use of the name or trademark “DISH Network” or any other trademark owned by DISH Network or its subsidiaries. There were no payments under the intellectual property matters agreement during 2008. There are no payments expected under the intellectual property matters agreement and it will continue in perpetuity.
Real Estate Lease Agreements
We entered into lease agreements with DISH Network so that DISH Network can continue to operate certain properties that were contributed to us in the Spin-off. The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic area, and DISH Network is responsible for a portion of the taxes, insurance, utilities and maintenance of the premises. We earned revenues of approximately $14.6 million from DISH Network under the real estate lease agreements during 2008. The term of each of the leases is set forth below:
Inverness Lease Agreement.  The lease for 90 Inverness Circle East in Englewood, Colorado, expires on December 31, 2009.
Meridian Lease Agreement.  The lease for 9601 S. Meridian Blvd. in Englewood, Colorado, expires on December 31, 2009 with annual renewal options for up to three additional years.

Santa Fe Lease Agreement.  The lease for 5701 S. Santa Fe Dr. in Littleton, Colorado, expires on December 31, 2009 with annual renewal options for up to three additional years.
Gilbert Lease Agreement. The lease for 801 N. DISH Dr. in Gilbert, Arizona, expires on December 31, 2009 with annual renewal options for up to three additional years.
EDN Sublease Agreement. The sublease for 211 Perimeter Center in Atlanta, Georgia, expires on April 30, 2011.
Additionally, we subleased space at 185 Varick Street, New York, New York from DISH Network for a period of approximately seven years. The rent on a per square foot basis for this sublease was comparable to per square foot rental rates of similar commercial property in the same geographic area at the time of the sublease, and we are responsible for our portion of the taxes, insurance, utilities and maintenance of the premises. We incurred expenses payable to DISH Network of approximately $600,000 under this sublease agreement during 2008.
Management Services Agreement
In connection with the Spin-off, we entered into a management services agreement with DISH Network pursuant to which DISH Network makes certain of its officers available to provide services (which are primarily legal and accounting services) to EchoStar. Specifically, Bernard L. Han, R. Stanton Dodge and Paul W. Orban remain employed by DISH Network, but serve as EchoStar’s Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel, and Senior Vice President and Controller, respectively. We make payments to DISH Network based upon an allocable portion of the personnel costs and expenses incurred by DISH Network with respect to such DISH Network officers (taking into account wages and fringe benefits). These allocations are based upon the estimated percentages of time to be spent by the DISH Network executive officers performing services for us under the management services agreement. We also reimburse DISH Network for direct out-of-pocket costs incurred by DISH Network for management services provided to us. We and DISH Network evaluate all charges for reasonableness at least annually and make any adjustments to these charges as we and DISH Network mutually agree upon.
The management services agreement was renewed automatically on January 1, 2009, and will be renewed automatically for successive one-year periods thereafter, unless terminated earlier (i) by us at any time upon at least 30 days’ prior written notice, (ii) by DISH Network at the end of any renewal term, upon at least 180 days’ prior notice; and (iii) by DISH

Network upon written notice to us, following certain changes in control. We incurred expenses payable to DISH Network of approximately $1.4 million under the management services agreement during 2008.
Packout Services Agreement
We entered into a packout services agreement, whereby we have the right, but not the obligation, to engage a DISH Network subsidiary to package and ship satellite receivers to customers that are not associated with DISH Network or its subsidiaries. The fees charged by DISH Network for the services provided under the packout services agreement will be cost plus a fixed margin, which will vary depending on the nature of the services provided. This agreement is designed to allow us time to develop our own packaging and shipping function. The original one year term of the packout services agreement was extended for an additional one year. We may terminate this agreement for any reason upon sixty days prior written notice to DISH Network. In the event of an early termination of this agreement, we will be entitled to a refund of any unearned fees paid to DISH Network for the services. We incurred expenses payable to DISH Network of approximately $1.4 million from DISH Network under the packout services agreement during 2008.
Product Support Agreement
DISH Network needs us to provide product support (including certain engineering and technical support services and IPTV functionality) for all receivers and related accessories that our subsidiaries have sold and will sell to DISH Network. As a result, we entered into a product support agreement, under which DISH Network has the right, but not the obligation, to receive product support services in respect of such receivers and related accessories. The fees for the services to be provided under the product support agreement will be cost plus a fixed margin, which will vary depending on the nature of the services provided. The term of the product support agreement is the economic life of such receivers and related accessories, unless terminated earlier. DISH Network may terminate the product support agreement for any reason upon sixty days prior written notice. In the event of an early termination of this agreement, DISH Network shall be entitled to a refund of any unearned fees paid to us for the services. We earned revenues of approximately $32.2 million from DISH Network under the product support agreement during 2008.
Receiver Agreement
We entered into a receiver agreement for the sale of receivers and other satellite television programming accessories to DISH Network. Under the receiver agreement, a DISH Network subsidiary has the right but not the obligation to purchase receivers, accessories, and other equipment from us through December 31, 2009. Additionally, we will provide DISH Network with standard manufacturer warranties for the goods sold under the receiver agreement. DISH Network may terminate the receiver agreement for any reason upon sixty days’ prior written notice. We may also terminate this agreement if certain entities were to acquire DISH Network. DISH Network has the right, but not the obligation, to extend the receiver agreement annually for up to two years. The receiver agreement allows DISH Network to purchase receivers and accessories from us at cost plus a fixed margin, which will vary depending on the nature of the equipment purchased. The receiver agreement also includes an indemnification provision, whereby the parties indemnify each other for certain intellectual property matters. We earned revenues of approximately $1.492 billion from DISH Network under the receiver agreement during 2008.
Remanufactured Receiver Agreement
We entered into a remanufactured receiver agreement with DISH Network under which we have the right to purchase remanufactured receivers and accessories from DISH Network through December 31, 2009. Under the remanufactured receiver agreement, we may purchase remanufactured receivers and accessories from DISH Network at cost plus a fixed margin, which will vary depending on the nature of the equipment purchased. We may terminate the remanufactured receiver agreement for any reason upon sixty days written notice. DISH Network may also terminate this agreement if certain entities acquire us. We incurred expenses payable to DISH Network of approximately $11.6 million under the remanufactured receiver agreement during 2008.
Satellite Capacity Agreements
We entered into satellite capacity agreements whereby a DISH Network subsidiary, on a transitional basis, leases satellite capacity on satellites owned or leased by us. The fees for the services to be provided under the satellite capacity agreements are based on spot market prices for similar satellite capacity and depend upon, among other things, the orbital location of the satellite and the frequency on which the satellite provides services. Generally, each satellite capacity agreement will terminate upon the earlier of: (i) the end of life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date that the transponder on which service is being provided under the agreement fails; or (iv) two years from the effective date of such agreement. We earned revenues of approximately $144.3 million from DISH Network under the satellite capacity agreements during 2008.
Satellite Procurement Agreement
We entered into a satellite procurement agreement, whereby DISH Network will have the right, but not the obligation, to engage us to manage the process of procuring new satellite capacity for DISH Network. The satellite procurement agreement expires on December 31, 2009. The fees for the services to be provided under the satellite procurement agreement will be cost plus a fixed margin, which will vary depending on the nature of the services provided. We earned revenues of approximately $2,800,000 from DISH Network under the satellite procurement agreement during 2008. DISH Network may terminate the satellite procurement agreement for any reason upon sixty days prior written notice.
Services Agreement
We entered into a services agreement with DISH Network under which DISH Network has the right, but not the obligation, to receive logistics, procurement and quality assurance services from us. This agreement expires on December 31, 2009, and the fees for the services provided under this agreement are cost plus a fixed margin, which will vary depending on the nature of the services provided. DISH Network may terminate the services agreement with respect to a particular service for any reason upon sixty days prior written notice. We earned revenues of approximately $6.6 million from DISH Network under the services agreement during 2008.
Tax Sharing Agreement
We entered into a tax sharing agreement with DISH Network which governs our and DISH Network’s respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off. Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, will be borne by DISH Network, and DISH Network will indemnify us for such taxes. However, DISH Network will not be liable for and will not indemnify us for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Code because of (i) a direct or indirect acquisition of any of our stock, stock options or assets, (ii) any action that we take or fail to take or (iii) any action that we take that is inconsistent with the information and representations furnished to the IRS in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions. In such case, we will be solely liable for, and will indemnify DISH Network for, any resulting taxes, as well as any losses, claims and expenses. The tax sharing agreement terminates after the later of the full period of all applicable statutes of limitations, including extensions, or once all rights and obligations are fully effectuated or performed. No payments were made under the tax sharing agreement during 2008.
Transition Services Agreement
We entered into a transition services agreement with DISH Network pursuant to which DISH Network, or one of its subsidiaries, provides certain transitional services to us. Under the transition services agreement, we have the right, but not the obligation, to receive the following services from DISH Network or one of its subsidiaries: finance, information technology, benefits administration, travel and event coordination, human resources, human resources development (training), program management, internal audit and corporate quality, legal, accounting and tax, and other support services.
The fees for the services provided under such agreement are cost plus a fixed margin, which will vary depending on the nature of the services provided. We may terminate the transition services agreement with respect to a particular service for any reason upon thirty days prior written notice. We incurred expenses payable to DISH Network of approximately $22.3 million under the transition services agreement during 2008. The transition services agreement expires on December 31, 2010.

TT&C Agreement
Following the Spin-off, DISH Network and its subsidiaries need us to provide telemetry, tracking and control (“TT&C”) services to support DISH Network’s satellite fleet. As a result, we entered into a TT&C agreement under which we provide TT&C services to DISH Network and its subsidiaries. The TT&C agreement expires on December 31, 2009. However, DISH Network has the right, but not the obligation, to extend the agreement annually for up to an additional two years. The fees for the services to be provided under the TT&C agreement are cost plus a fixed margin. We earned revenues of approximately $1 million under the TT&C agreement during 2008. DISH Network may terminate the TT&C agreement for any reason upon sixty days prior written notice.
Nimiq 5 Agreement
On March 11, 2008, we entered into a transponder service agreement (the “Transponder Agreement”) with Bell ExpressVu Inc., in its capacity as General Partner of Bell ExpressVu Limited Partnership (“Bell ExpressVu”), which provides, among other things, for the provision by Bell ExpressVu to us of service on sixteen BSS transponders on the Nimiq 5 satellite at the 72.7° W.L. orbital location, all in accordance with the terms and conditions of the Transponder Agreement. The Nimiq 5 satellite is expected to be launched in the second half of 2009. Bell ExpressVu currently has the right to receive service on the entire communications capacity of the Nimiq 5 satellite pursuant to an agreement with Telesat Canada. On March 11, 2008, we also entered into a transponder service agreement with DISH Network L.L.C. (“DISH L.L.C.”), a wholly-owned subsidiary of DISH Network, pursuant to which DISH L.L.C. will receive service from EchoStar on all of the BSS transponders covered by the Transponder Agreement (the “DISH Agreement”). DISH Network guaranteed certain of our obligations under the Transponder Agreement.
Under the terms of the Transponder Agreement, we will make certain up-front payments to Bell ExpressVu through the service commencement date on the Nimiq 5 satellite and thereafter will make certain monthly payments to Bell ExpressVu for the remainder of the service term. Unless earlier terminated under the terms and conditions of the Transponder Agreement, the service term will expire fifteen years following the actual service commencement date of the Nimiq 5 satellite. Upon expiration of this initial term, we have the option to continue to receive service on the Nimiq 5 satellite on a month-to-month basis. Upon a launch failure, in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, we have certain rights to receive service from Bell ExpressVu on a replacement satellite.
Under the terms of the DISH Agreement, DISH L.L.C. will make certain monthly payments to us commencing when the Nimiq 5 satellite is placed into service (the “In-Service Date”) and continuing through the service term. Unless earlier terminated under the terms and conditions of the DISH Agreement, the service term will expire ten years following the In-Service Date. Upon expiration of the initial term, DISH L.L.C. has the option to renew the DISH Agreement on a year-to-year basis through the end-of-life of the Nimiq 5 satellite. Upon a launch failure, in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, DISH L.L.C. has certain rights to receive service from EchoStar on a replacement satellite.
QuetzSat-1 Agreement
 On November 24, 2008, EchoStar 77 Corporation (“EchoStar 77”), a direct wholly-owned subsidiary of us entered into a satellite service agreement (the “Satellite Agreement”) with SES Latin America S.A. (“SES”), which provides, among other things, for the provision by SES to EchoStar 77 of service on thirty-two BSS transponders on the new QuetzSat-1 satellite expected to be placed in service at the 77° W.L. orbital location, all in accordance with the terms and conditions of the Satellite Agreement. SES has entered into an agreement to procure the QuetzSat-1 satellite from Space Systems Loral, Inc. On November 24, 2008, EchoStar 77 also entered into a transponder service agreement with DISH L.L.C. pursuant to which DISH L.L.C. will receive service from EchoStar on twenty-four of the BSS transponders covered by the Satellite Agreement (the “DISH Agreement”). DISH Network was EchoStar’s former parent corporation and is an affiliate of EchoStar by virtue of their common controlling shareholder, Charles W. Ergen. In addition, certain officers and directors of DISH Network, including Charles W. Ergen, are also directors and officers of EchoStar.
Under the terms of the Satellite Agreement, EchoStar 77 will make certain up-front payments to SES through the service commencement date on the QuetzSat-1 satellite and thereafter will make certain monthly payments to SES for the remainder of the service term. Unless earlier terminated under the terms and conditions of the Satellite Agreement, the service term will expire ten years following the actual service commencement date of the QuetzSat-1 satellite. Upon expiration of the initial term, EchoStar 77 has the option to renew the Satellite Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon a launch failure, in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, EchoStar 77 has certain rights to receive service from SES on a replacement satellite.
Under the terms of the DISH Agreement, DISH L.L.C. will make certain monthly payments to EchoStar 77 commencing when the QuetzSat-1 satellite is placed into service (the “In-Service Date”) and continuing through the service term. Unless earlier terminated under the terms and conditions of the DISH Agreement, the service term will expire ten years following the In-Service Date. Upon expiration of the initial term, DISH L.L.C. has the option to renew the DISH Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon a launch failure, in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, DISH L.L.C. has certain rights to receive service from EchoStar 77 on a replacement satellite.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firm for 2009. KPMG served as our independent registered public accounting firm for the fiscal year ended December 31, 2008, and the Board has proposed that our shareholders ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Please see Proposal No. 2 below.
The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of EchoStar.
Fees Paid to KPMG LLP for 2008 and 2007
The following table presents fees for professional services rendered by KPMG LLP to: (i) EchoStar during 2008; and (ii) DISH Network which related to the Spin-off and which were allocated to EchoStar with respect to 2007.

	For the Years Ended
	December 31,
	2008	2007
Audit Fees (1)	$740,000	$2,492,169
Audit-Related Fees	—	—

Total Audit and Audit-Related Fees	740,000	2,492,169
Tax Fees (2)	182,755	—
All Other Fees	—	—

Total Fees	$922,755	$2,492,169

(1)	Consists of fees paid by us for the audit of our consolidated financial statements included in our Form 10 and Annual Report on Form 10-K.

(2)	Consists of fees for tax consultation and tax compliance services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a process regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Requests are submitted to the Audit Committee in one of the following ways:
•	Request for approval of services at a meeting of the Audit Committee; or

•	Request for approval of services by members of the Audit Committee acting by written consent.
The request may be made with respect to either specific services or a type of service for predictable or recurring services. 100% of the fees paid by EchoStar to KPMG LLP for services rendered in 2008 and 2007 which relate to EchoStar were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
The role of the Audit Committee is to assist EchoStar’s Board of Directors in its oversight of EchoStar’s financial reporting process, as is more fully described in its charter. EchoStar’s management is responsible for its financial reporting process, including its system of internal controls, and for the preparation and presentation of its consolidated financial statements in accordance with generally accepted accounting principles. EchoStar’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not and may not be employees of EchoStar, and we may not represent ourselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on representations by EchoStar’s management that its financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America. We have also relied on representations of EchoStar’s independent registered public accounting firm included in their report on its financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with EchoStar’s management and independent registered public accounting firm do not assure that EchoStar’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of EchoStar’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that EchoStar’s independent registered public accounting firm is in fact “independent.”
In the performance of our oversight function, we reviewed and discussed with EchoStar’s management its audited financial statements for the fiscal year ended December 31, 2008. We also discussed these audited financial statements with EchoStar’s independent registered public accounting firm. Our discussions with the independent registered public accounting firm included the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. We also discussed with them their independence and any relationship that might affect their objectivity or independence. In connection with these discussions, we received and reviewed the written disclosures from KPMG LLP required by Independence Standards Board Standards No. 1, “Independence Discussions with Audit Committees.” Finally, we have considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining their independence.
Based on the reviews and discussions referred to above, we are not aware of any relationship between the independent registered public accounting firm and EchoStar that affects the objectivity or independence of the independent registered public accounting firm. Based on these discussions and our review discussed above, we recommended to EchoStar’s Board of Directors that its audited financial statements for fiscal 2008 be included in EchoStar’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.
Respectfully submitted,
The EchoStar Audit Committee
C. Michael Schroeder (Chairman)
Tom A. Ortolf
Joseph P. Clayton
The report of the Audit Committee and the information contained therein shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We customarily ask our shareholders to ratify the appointment of our independent registered public accounting firm at each annual meeting. The Audit Committee and the Board has selected and appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and we are asking our shareholders to ratify this appointment at the Annual Meeting. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public registered accounting firm at any time if it determines that such a change would be in the best interests of EchoStar. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of shareholders.
Charles W. Ergen, our Chairman and Chief Executive Officer, possesses approximately 87% of our total voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.
The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 2 (Item No. 2 on the enclosed proxy card).
PROPOSAL NO. 3 – AMEND AND RESTATE EMPLOYEE STOCK PURCHASE PLAN
     Our Board adopted the Employee Stock Purchase Plan which was approved by our then sole shareholder, DISH Network, on the same date. Our Board adopted an amendment and restatement of the Employee Stock Purchase Plan, subject to approval by our shareholders at our 2009 Annual Meeting of Shareholders, increasing the number of shares which may be purchased under the plan to 2,500,000 shares.
     The proposed amendment and restatement of the Employee Stock Purchase Plan would effect the following change:
•	Increase the number of Class A Shares that may be purchased under the Employee Stock Purchase Plan from 360,000 to 2,500,000. As of December 31, 2008, 246,327 Class A Shares had been issued pursuant to the Employee Stock Purchase Plan. The Board of Directors believes that the Employee Stock Purchase Plan continues to be an important tool to attract and retain employees, and to align employee and shareholder interests.
     The Employee Stock Purchase Plan is attached as Appendix A to this Proxy Statement. The principal provisions of the Employee Stock Purchase Plan are summarized below. This summary and the features of the Employee Stock Purchase Plan set forth above do not purport to be complete and is qualified in its entirety by reference to the provisions of the Employee Stock Purchase Plan.
Purchase of Shares
     Subject to adjustment by the Board of Directors, the purchase price of each Class A Share purchased by employees under the Employee Stock Purchase Plan will be 85% of the closing price of the Class A Shares on the last business day of each calendar quarter in which such Class A Shares are deemed sold to an employee under the Employee Stock Purchase Plan. In the event that such day is not a date on which trading occurred on the NASDAQ Stock Market, then the day for calculation of the purchase price shall be the nearest prior business day on which trading occurred on the NASDAQ Stock Market. The Class A Shares will be issued from the shares authorized for issuance under the Employee Stock Purchase Plan or treasury stock, and the Corporation will pay all transaction costs.

Administration and Eligibility
     The Employee Stock Purchase Plan is administered by a Committee appointed by our Board of Directors, by an individual appointed by our Board of Directors, or by the Board of Directors itself (the “ESPP Committee”). The ESPP Committee has the authority to interpret and construe all provisions of the Employee Stock Purchase Plan. The original version of the Employee Stock Purchase Plan was effective January 1, 2008. All employees who have been employed by the Corporation for at least one entire calendar quarter are eligible to participate in the Employee Stock Purchase Plan, except for employees whose customary employment is twenty hours or fewer per week; provided that, former employees of DISH Network Corporation or its subsidiaries who are currently employed by the Corporation will be given credit for such prior service for purposes of determining eligibility to participate in the Employee Stock Purchase Plan. As of March 16, 2009, approximately 1660 of our employees were eligible to participate in the Employee Stock Purchase Plan.
Participation Terms
     An eligible employee may elect to participate in the Employee Stock Purchase Plan by completing and submitting an authorization for payroll deduction form. No interest shall be paid on payroll deductions under the Employee Stock Purchase Plan and no withdrawal is permitted from the Employee Stock Purchase Plan prior to the end of a calendar quarter. An employee cannot have deducted an amount which would: (i) result in the employee owning, after the purchase of Class A Shares in any calendar quarter under the Employee Stock Purchase Plan, five percent or more of the total combined voting power of all outstanding capital stock of the Corporation; or (ii) permit such employee to purchase capital stock of the Corporation under all stock purchase plans of the Corporation at a rate which would exceed $25,000 in fair market value of capital stock in any one year.
     At the end of each calendar quarter, each employee shall be deemed to have purchased the number of Class A Shares equal to the total amount of such employee’s payroll deductions during such calendar quarter, divided by the per share purchase price. Employees may purchase Class A Shares only through payroll deductions under the Employee Stock Purchase Plan.
Amendment and Termination
     The Board of Directors may amend the Employee Stock Purchase Plan at any time. However, no amendments shall be made without the prior approval of the shareholders of the Corporation if such amendment would: (i) increase the number of Class A Shares available under the Employee Stock Purchase Plan; or (ii) change the classification of employees eligible to participate in the Employee Stock Purchase Plan.
     The Employee Stock Purchase Plan shall continue until terminated by the Board of Directors or until all of the shares reserved for issuance under the Employee Stock Purchase Plan have been issued, whichever shall first occur.
Federal Income Tax Consequences
     The Employee Stock Purchase Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended. An employee does not have to pay any federal income tax upon joining the Employee Stock Purchase Plan or upon receiving Class A Shares from the Employee Stock Purchase Plan. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells Class A Shares received under the Employee Stock Purchase Plan and the price he or she paid for them.
Plan Benefits
     Because benefits under the Employee Stock Purchase Plan depend on employees’ elections to participate in the Employee Stock Purchase Plan and the fair market value of the Class A Shares at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the Employee Stock Purchase Plan.

Other Information
     Charles W. Ergen, our Chairman and Chief Executive Officer, possesses approximately 87% of our total voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 3. Accordingly, approval of Proposal No. 3 is assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.
     The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 3 (Item No. 3 on the enclosed proxy card)
PROPOSAL NO. 4 – TO APPROVE AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR
STOCK AWARD EXCHANGE PROGRAMS
     Our Board adopted amendments to our 2008 Stock Incentive Plan and 2008 Director Plan (the “Existing Equity Plans”), subject to approval of our shareholders, to allow for one or more exchange programs of the awards granted under the Existing Equity Plans. An exchange program is a program under which outstanding awards under the Existing Equity Plans are surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms), awards of a different type, and/or cash, or in which the exercise price of an outstanding award is reduced.
     EchoStar’s employees and directors hold a significant number of stock options with exercise prices that exceed both the current market price of EchoStar’s Class A common stock and the average market price of EchoStar’s Class A common stock over the prior 12 months. Thus, the Board believes that it is appropriate to retain flexibility under the Existing Equity Plans to allow for one or more exchange programs. Such a program may include, without limitation, an exchange of outstanding awards under any of the Existing Equity Plans for new awards that have a fair market value based on the market price of EchoStar’s Class A Common Stock at the time of the exchange. We believe that in light of the reduction in our share price, the flexibility to institute an exchange program under the Existing Equity Plans is important for EchoStar because it will permit EchoStar to, among other things:
•	Provide renewed incentives to our employees and directors who participate in an exchange program. As of March 16, 2009, a significant amount of EchoStar’s outstanding stock options had exercise prices that were below the closing price of EchoStar’s Class A common stock on March 16, 2009. The weighted average exercise price of these underwater options was $29.02 as compared to a $14.91 closing price of EchoStar’s Class A common stock on March 16, 2009. As a result, these stock options do not currently provide meaningful retention or performance incentives to our employees. We believe that an exchange program would enhance long-term shareholder value by improving our ability to retain and provide incentives to experienced and productive employees, and by improving the morale of our employees generally.

•	Meaningfully reduce our total number of outstanding stock options, or “overhang,” represented by outstanding options that have high exercise prices and may no longer provide adequate incentives to our employees and directors. Keeping underwater options outstanding for an extended period does not serve the interests of our shareholders and does not allow us to realize the benefits intended by our equity compensation program. The overhang represented by the Awards granted pursuant to any potential exchange program will reflect an appropriate balance between the goals for our equity compensation program and our interest in minimizing our overhang and the dilution of our shareholders’ interests.
Implementation of an Exchange Program
     We will not complete an exchange program under any of our Existing Equity Plans unless our shareholders approve the amendments to such plans as proposed herein. However, EchoStar may commence an exchange program prior to receiving shareholder approval, provided that completion of any such exchange program is contingent on shareholder approval of the amendments to the Existing Equity Plans. Any exchange program will be on such terms as the committee appointed by the Board of Directors to administer the Existing Equity Plans (the “Plan Committee”) determines in its sole discretion and will not require further approval of shareholders. Because participation in any exchange program will be voluntary, the benefits or amounts that would be received by any participant, if these amendments are approved and an exchange program is implemented, are not currently determinable. As we have not yet formulated terms of any specific exchange program, we are not able to determine who or how many participants would elect to participate, how many awards would be surrendered for exchange or the number of replacement awards that may be offered.
     Upon commencement of any exchange program, eligible participants that hold eligible awards would receive materials (the “offer to exchange”) explaining the precise terms and timing of the exchange program. If an offer to exchange were accepted and eligible awards were tendered for exchange, such exchanged awards would be cancelled, and the Plan Committee would grant replacement Awards to participating employees in accordance with the terms of the exchange program. All such replacement awards would be subject to the terms and conditions of the plan under which they were granted.
Effect on Shareholders
     We are unable to predict with certainty the impact of any future exchange program on our shareholders because for example we are unable to predict how many or which eligible participants will exchange their eligible awards under any such exchange program nor have we established the terms of such exchange program. Nonetheless, it is possible that an exchange program may substantially increase our reported compensation expense if our Plan Committee determines that such an exchange program is necessary to fulfill the goals of EchoStar’s equity compensation program.
Summaries of Existing Equity Plans
     The following is a summary of the material terms of the 2008 Stock Incentive Plan and the 2008 Director Plan, as proposed to be amended. These summaries and the features of the 2008 Stock Incentive Plan and the 2008 Director Plan set forth below do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2008 Stock Incentive Plan and the 2008 Director Plan, as proposed to be amended. The 2008 Stock Incentive Plan and the 2008 Director Plan, as proposed to be amended, are attached as Appendices B and C to this proxy statement, respectively.
2008 Stock Incentive Plan
General Information
     The 2008 Stock Incentive Plan authorizes the Board of Directors or the Plan Committee to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other stock-based awards (collectively, “Awards”) to key employees, consultants, or advisors of EchoStar and its subsidiaries who are designated by the Plan Committee. The Plan Committee may also grant Awards to all employees if they are part of a broad-based performance incentive plan approved by the Plan Committee. The Plan Committee also has the authority to, among other things: (i) select the employees, consultants, or advisors to whom Awards will be granted, (ii) determine the type, size and the terms and conditions of Awards, (iii) amend the terms and conditions of Awards, (iv) accelerate the exercisability of Awards or the lapse of restrictions relating to Awards and (v) interpret and administer the 2008 Stock Incentive Plan and award agreements thereunder.
     As used in this summary of the 2008 Stock Incentive Plan, the term “Plan Committee” will include the Board of Directors in the event that it performs the functions described. If the Plan Committee consists of less than the entire Board, each member must be a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. To the extent necessary for any Award to qualify as performance-based compensation under Section 162(m) of the Code, each Plan Committee member must be an “outside director” within the meaning of Section 162(m) of the Code. The Plan Committee may determine the extent to which any Award under the 2008 Stock Incentive Plan is required to comply or not comply with Section 409A of the Code.
     If there is a stock split, stock dividend or other relevant change affecting our shares, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number of our Class A Shares and price in all outstanding grants made before such event. If shares under a grant are not issued, those shares would again be available for inclusion in future grants.
Grants under the 2008 Stock Incentive Plan
     Stock Options

     The Plan Committee will determine whether any option is a nonqualified or incentive stock option at the time of grant. The per share exercise price of an option granted under the 2008 Stock Incentive Plan will be determined by the Plan Committee at the time of grant, provided that the purchase price per share for each option must not be less than 100% of the fair market value of the Class A common stock as of the date of grant (110% in the case of an incentive stock option granted to a Ten-Percent Stockholder, as defined in the 2008 Stock Incentive Plan). Each option will be exercisable at such dates and in such installments as determined by the Plan Committee. Each option terminates at the time determined by the Plan Committee provided that the term of each incentive stock option may not exceed ten years (five years in the case of an incentive stock option granted to a Ten-Percent Stockholder) and the term of each nonqualified stock option may not exceed ten years and three months from the date of grant.
     The Plan Committee may grant restoration options, separately or together with another option, under which the grantee would be granted a new option when the grantee pays the exercise price of the original option by delivery of previously owned shares. The restoration option would permit the grantee to purchase a number of shares not exceeding the sum of (i) the number of shares provided as consideration upon the exercise of the previously granted option to which such restoration option relates and (ii) the number of shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which the restoration option relates.
     Stock Appreciation Rights
     The Plan Committee may grant stock appreciation rights (“SARs”) which confer to the grantee the right to receive upon exercise thereof the excess, if any, of the fair market value of the shares subject thereto on the date of exercise over the grant price of the SAR (which shall not be less than the fair market value of such shares on the date of grant). The grant price, term, dates and methods of exercisability and all other terms and conditions of an SAR shall be fixed by the Plan Committee.
     Restricted Stock and Restricted Stock Units
     The Plan Committee may also grant restricted stock or restricted stock units. Each grant shall set forth a restriction period during which the grantee must remain in the employ of EchoStar or its subsidiaries in order to retain the shares under grant. If the grantee’s employment terminates during the restriction period, all shares subject to restriction shall be forfeited and reacquired by EchoStar. However, the Plan Committee may provide complete or partial exceptions to this requirement. Neither restricted stock nor restricted stock units may be disposed of prior to the expiration of the restriction period. All terms and conditions shall be determined by the Plan Committee upon grant of restricted stock or restricted stock units. Each certificate issued would bear a legend giving notice of the restrictions in the grant.
     Performance Awards
     The Plan Committee may grant performance awards under which payment may be made in shares of our common stock, cash or other securities. Awards may be made upon achievement of certain goals established by the Plan Committee during an award period. The Plan Committee would determine the goals, the length of an award period, the maximum payment value of an award, the minimum performance required before a payment would be made and any other terms and conditions applicable to a performance award.
     Dividend Equivalents
     The Plan Committee may grant dividend equivalents (other than in connection with options or stock appreciation rights) which confer upon participants the right to receive a payment (in shares, other securities or other Awards) equal to the amount of cash dividends paid by EchoStar to shareholders with respect to a specified number of shares determined by the Plan Committee. The Plan Committee will also establish all terms and conditions applicable to a dividend equivalent grant.
     Other Stock-Based Awards
     The Plan Committee may also grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, EchoStar’s Class A common stock. The Plan Committee shall determine the terms and conditions of such Awards.
     All Awards issued under the 2008 Stock Incentive Plan may be paid by EchoStar in cash, shares, promissory notes, other securities, other Awards or such other property or combination thereof as shall be determined by the Plan Committee. All such Awards may be paid in a single payment or transfer, or in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Plan Committee.

Federal Income Tax Consequences
     Stock Options
     The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for EchoStar.
     The exercise of a nonqualified stock option would result in ordinary income for the grantee and, subject to deduction limitations under Code Section 162(m), a deduction for EchoStar measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.
     The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of EchoStar or a subsidiary of EchoStar from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option exercise price for such shares. Any gain will be taxed to the employee as long-term capital gain and EchoStar would not be entitled to a deduction. The excess of the fair market value on the exercise date over the option exercise price is an item of tax preference, potentially subject to the alternative minimum tax.
     If the grantee of an award under an incentive plan disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and, subject to deduction limitations under Code Section 162(m), EchoStar would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option exercise price or the amount realized on disposition minus the option exercise price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.
     SARS, Performance Awards and Dividend Equivalents
     The grant of an SAR, a performance award or a dividend equivalent generally should not result in income for the grantee or a deduction for EchoStar. Upon the exercise of an SAR or the receipt of shares or cash under a performance award or dividend equivalent, the grantee would recognize ordinary income and, subject to deduction limitations under Code Section 162(m), EchoStar would be entitled to a deduction equal to the fair market value of the shares or the amount of any cash received. Income tax withholding would be required.
     Restricted Stock and Restricted Stock Units
     The grant of restricted stock should not result in income for the grantee or in a deduction for EchoStar for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture” as intended by EchoStar and no Code Section 83(b) election is made. If there are no such restrictions or a Code Section 83(b) election is made, the grantee would recognize ordinary income upon receipt of the shares. The grant of restricted stock units generally should not result in income for the grantee or a deduction for EchoStar. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. Upon the lapses of restrictions, the grantee generally should receive ordinary income and, subject to deduction limitations under Code Section 162(m), EchoStar would be entitled to a deduction measured by the fair market value of the shares at the time of lapse or at the time of receipt of shares or cash in respect of a restricted stock grant. Income tax withholding would be required.
     Requirements Regarding “Deferred Compensation”
     Certain of the Awards under the 2008 Stock Incentive Plan may constitute “non-qualified deferred compensation” subject to Section 409A of the Code. Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.
2008 Director Plan

General Information
     Our 2008 Director Plan currently provides for the issuance of options to purchase a maximum of 250,000 shares of Class A common stock. The Board of Directors believes options continue to be an important tool to attract and retain nonemployee directors. Our 2008 Director Plan authorizes the Board of Directors or the Plan Committee to grant only nonqualified stock options to nonemployee directors of EchoStar (the “Director Options”). The Plan Committee or the Board, as the case may be, shall have full authority to administer the 2008 Director Plan, including authority to interpret and construe any provision of the 2008 Director Plan and any Director Options granted thereunder, and to adopt such rules and regulations for administering the 2008 Director Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulations or to any change in any law or regulation applicable thereto. The Board may reserve to itself any of the authority granted to the Plan Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Plan Committee at any time that a duly constituted Plan Committee is not appointed and serving. As used in this summary of the 2008 Director Plan, the term “Plan Committee” will include the Board of Directors in the event that it performs the functions described.
     If there is a stock split, stock dividend or other relevant change affecting our shares, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number of shares and price in all outstanding grants made before such event. If shares under a grant are not issued, those shares would again be available for inclusion in future grants. In the event any changes are made to the shares of our common stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of common stock theretofore made subject to stock options, and in the purchase price of such shares; and (ii) the aggregate number of shares which may be made subject to stock options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and we shall have no obligation to make any cash or other payment with respect to such a fractional share.
Grants Under the 2008 Director Plan
     Upon the initial election or appointment of a nonemployee director to the Board, the Plan Committee will determine the amount, if any, of Director Options to be granted. The Director Options shall have an exercise price of 100% of the fair market value of our Class A common stock as of the last day of the calendar quarter in which the nonemployee director receiving the option is granted the Director Option. The Plan Committee in its discretion shall have the ability to make further grants to any nonemployee director. All Director Options granted under the 2008 Director Plan expire not later than five years after the date of grant and typically vest immediately upon grant.
     The Plan Committee may accelerate the vesting of any Director Options granted subject to vesting requirements by giving written notice to the nonemployee director. Upon receipt of such notice, the nonemployee director and EchoStar shall amend the applicable option agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Director Option shall not affect the expiration date of that Director Option.
Termination of Nonemployee Director Status Before Exercise
     If the term of a nonemployee director of EchoStar shall terminate for any reason other than the nonemployee director’s disability, any Director Options then held by the nonemployee director, to the extent then exercisable under the applicable option agreement(s), shall remain exercisable after the termination of his or her director status for a period of three months (but in no event beyond five years from the date of grant of the Director Option). If the nonemployee director’s director status is terminated because the nonemployee director is disabled within the meaning of Section 22(e)(3) of the Code, any Director Option then held by the nonemployee director, to the extent then exercisable under the applicable option agreement(s), shall remain exercisable after the termination of his or her employment for a period of twelve months (but in no event beyond five years from the date of grant of the Director Option). If the Director Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.
Federal Income Tax Consequences
     There are generally no tax consequences to the nonemployee director or EchoStar by reason of the grant of a Director Option, which is a nonqualifying stock option. Upon exercise of a Director Option, the nonemployee director normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. The exercise of a Director Option would result in a deduction for EchoStar measured by the difference between the option price and the fair market value of the shares received at the time of exercise.
     Upon disposition of the stock, the nonemployee director will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
Requirements Regarding “Deferred Compensation”
     Certain of the Director Options under the 2008 Director Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a recently enacted provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.
     Charles W. Ergen, our Chairman and Chief Executive Officer, possesses approximately 87% of our total voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 4. Accordingly, approval of Proposal No. 4 is assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.
     The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 4 (Item No. 4 on the enclosed proxy card)
WHERE TO GET ADDITIONAL INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The Public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is http://www.echostar.com.
COST OF PROXY STATEMENT
We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone or by similar means. None of our directors, officers or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.
SHAREHOLDER COMMUNICATIONS
General. We provide an informal process for shareholders to send communications to our Board and its members. Shareholders who wish to contact the Board or any of its members may do so by writing to EchoStar Corporation, Attn: Board of Directors, 100 Inverness Circle E., Englewood, Colorado 80112. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our General Counsel and Secretary, Mr. Dodge.

Submission of Shareholder Proposals and Director Nominations for 2009 Annual Meeting. Shareholders who intend to have a proposal or director nomination considered for inclusion in our proxy materials for presentation at our 2010 Annual Meeting of Shareholders must submit the proposal or director nomination to us no later than November 27, 2009. In accordance with our Bylaws, for a proposal or director nomination not included in our proxy materials to be brought before the 2010 Annual Meeting of Shareholders, a shareholder’s notice of the proposal or director nomination that the shareholder wishes to present must be delivered to R. Stanton Dodge, our General Counsel and Secretary, at EchoStar Corporation, 100 Inverness Circle E., Englewood, Colorado 80112 not less than 90 nor more than 120 days prior to the first anniversary of the 2009 Annual Meeting of Shareholders. Accordingly, any notice given pursuant to our Bylaws and outside the process of Rule 14a-8 must be received no earlier than January 11, 2010 and no later than February 10, 2010. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

OTHER BUSINESS
Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matter in accordance with their best judgment.
By Order of the Board of Directors
R. STANTON DODGE

Executive Vice President, General Counsel and Secretary

Appendix A
AMENDED AND RESTATED
ECHOSTAR CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN
1.	PURPOSE. The Amended and Restated EchoStar Corporation 2008 Employee Stock Purchase Plan (the “Plan”) is established to provide eligible employees of EchoStar Corporation, a Nevada Corporation, and any successor corporation thereto (collectively, “EchoStar”), and any current or future parent corporation or subsidiary corporations of EchoStar which the Board of Directors of EchoStar (the “Board”) determines should be included in the Plan (collectively referred to as the “Company”), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of EchoStar (NASDAQ trading symbol “SATS”). EchoStar and any parent or subsidiary corporation designated by the Board as a corporation included in the Plan shall be individually referred to herein as a “Participating Company.” The Board shall have the sole and absolute discretion to determine from time to time what parent corporations and/or subsidiary corporations shall be Participating Companies. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall qualify as an “employee stock purchase plan” under section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

2.	ADMINISTRATION. The Plan shall be administered by the Board and/or by a duly appointed committee or representative of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee or representative if a committee or representative has been appointed. All questions of interpretation of the Plan shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of the Plan; provided, however, that all Participants shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with administration of the Plan shall be paid by the Company.

3.	SHARE RESERVE. The maximum number of shares which may be issued under the Plan shall be 2,500,000 shares of EchoStar’s authorized but unissued Class A Common Stock or Class A Common Stock which are treasury shares (the “Shares”).

4.	ELIGIBILITY. Any full-time employee of a Participating Company is eligible to participate in the Plan after completion of one entire calendar quarter of employment, except employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of Section 423(b)(3) of the Code. A full-time employee is defined as one who is regularly scheduled to work more than 20 hours per week. Notwithstanding anything herein to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an “employee” of such Participating Company. In certain circumstances, eligibility may be restricted pursuant to a withdrawal under Section 10(d) of the Plan.

Any employee who transfers from DISH Network Corporation, a Nevada corporation, any successor corporation thereto, or any current or future parent corporation or subsidiary corporations of DISH Network Corporation or its subsidiaries (collectively, “DISH”) to the Company shall be given credit for purposes of Plan eligibility for all prior service at DISH; provided that employees of future DISH subsidiaries that are acquired shall be given credit for purposes of Plan eligibility for prior service at DISH only if at the time of such employee’s transfer to the Company such employee is eligible to participate in DISH’s Employee Stock Participation Plan.
5.	OFFERING DATES.
(a)	OFFERING PERIODS. Except as otherwise set forth below, the Plan shall initially be implemented by offerings (individually, an “Offering”) of two (2) years duration (an “Offering Period”). The first Offering commenced on January 1, 2008 and subsequent Offerings will commence every two years thereafter until the Plan terminates, unless earlier modified in the Board’s discretion. The first day of an Offering Period shall be the “Offering Date” for such

Offering Period. In the event the Offering Date would fall on a holiday or weekend, the Offering Date shall instead be the first business day after such day. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. Eligible employees may not participate in more than one Offering at a time.

(b)	PURCHASE PERIODS. Each Offering Period shall initially consist of eight (8) purchase periods of three (3) months duration (individually, a “Purchase Period”). The last day of the Purchase Period shall be the “Purchase Date” for such Purchase Period. A Purchase Period commencing on January 1 shall end on March 31. A Purchase Period commencing on April 1 shall end on June 30. A Purchase Period commencing on July 1 shall end on September 30. A Purchase Period commencing on October 1 shall end on December 31. In the event the Purchase Date would fall on a holiday or weekend, the Purchase Date shall instead be the last business day prior to such day. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencement dates and/or Purchase Dates for such Purchase Periods. An employee who becomes eligible to participate in an Offering after the initial Purchase Period has commenced shall not be eligible to participate in such Purchase Period but may participate in any subsequent Purchase Period during that Offering Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Purchase Period.

(c)	GOVERNMENTAL APPROVAL; STOCKHOLDER APPROVAL. Notwithstanding any other provision of this Plan to the contrary, all transactions pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications for the sale and/or issuance of the Shares (including compliance with the Securities Act of 1933 and any applicable state securities laws), and (ii) obtaining stockholder approval of the Plan. Notwithstanding the foregoing, stockholder approval shall not be necessary in order to commence the Plan’s initial Offering Period; provided, however, that the purchase of Shares at the end of such Offering Period shall be subject to obtaining stockholder approval of the Plan.
6.	PARTICIPATION IN THE PLAN.
(a)	INITIAL PARTICIPATION. An eligible employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company’s payroll office (at Company headquarters) not later than the close of business for such payroll office on the last business day before such Offering Date (the “Subscription Date”) a subscription agreement indicating the employee’s election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company’s payroll office on or before the Subscription Date shall not participate in the Plan for the initial Purchase Period or for any subsequent Purchase Period unless such employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the last business day before the commencement of a subsequent Purchase Period or Offering Date. EchoStar may, from time to time, change the Subscription Date as deemed advisable by EchoStar in its sole discretion for proper administration of the Plan.

(b)	CONTINUED PARTICIPATION. A Participant shall automatically participate in the Purchase Period commencing immediately after the first Purchase Date of the initial Offering Period in which the Participant participates, and all subsequent Purchase Periods within that Offering, until such time as such Participant (i) ceases to be eligible as provided in paragraph 4, (ii) withdraws from the Offering or Plan pursuant to paragraphs 10(a) or 10(b) or (iii) terminates employment as provided in paragraph 11. Similarly, except as provided in the preceding sentence, a Participant shall automatically participate in the Offering Period commencing immediately after the last Purchase Date of the prior Offering Period in which the Participant participates, and all subsequent Offering Periods pursuant to this Plan. However, a Participant may deliver a subscription agreement with respect to a subsequent Purchase or Offering Period if the Participant desires to change any of the Participant’s elections contained in the Participant’s then effective subscription agreement.
7.	PURCHASE PRICE. The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the Plan (the “Offering Exercise Price”) shall be set by the Board; provided, however, that the per share Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (a) the per share fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (b) the per share fair market value of the Shares on the Purchase Date for such Purchase Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for each Purchase Period in that Offering Period shall be eighty-five percent (85%) of the fair market value of the Shares on the given Purchase Date. The fair market value of the

Shares on the applicable dates shall be the closing price quoted on the National Association of Securities Dealers Automated Quotation System for the Purchase Date (or the average of the closing bid and asked prices), or as reported on such other stock exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported.

8.	PAYMENT OF PURCHASE PRICE. Shares which are acquired pursuant to the Plan may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period. For purposes of the Plan, a Participant’s “Compensation” with respect to an Offering (a) shall include all wages, salaries, commissions and bonuses after deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code, and (b) shall not include occasional awards such as EchoStar Launch Bonus awards, stock option exercise compensation or any other payments not specifically referenced in (a). Except as set forth below, the deduction amount to be withheld from a Participant’s Compensation during each pay period shall be determined by the Participant’s subscription agreement, and the amount of such payroll deductions shall be given the lowest priority so that all other required and voluntary payroll deductions from a Participant’s Compensation are withheld prior to subscription agreement amounts.
(a)	LIMITATIONS ON PAYROLL WITHHOLDING. The amount of payroll withholding with respect to the Plan for any Participant during any Offering Period shall be elected by the Participant and shall be stated as a dollar amount. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

(b)	PAYROLL WITHHOLDING. Payroll deductions shall commence on the first pay date beginning after the Offering Date, as designated by EchoStar, and shall continue to the last pay date before the end of the Offering Period, as designated by EchoStar, unless sooner altered or terminated as provided in the Plan.

(c)	PARTICIPANT ACCOUNTS. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

(d)	NO INTEREST PAID. Interest shall not be paid on sums withheld from a Participant’s Compensation.

(e)	PURCHASE OF SHARES. On each Purchase Date of an Offering Period, each Participant whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire the number of Shares arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Offering Exercise Price. No shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

(f)	RETURN OF CASH BALANCE. Any cash balance remaining in the Participant’s account shall be refunded to the Participant as soon as practicable after the Purchase Date. Any cash balance remaining upon a Participant’s termination of participation in the Plan or termination of the Plan itself shall be refunded as soon as practicable after such event.

(g)	TAX WITHHOLDING. At the time the Shares are purchased, in whole or in part, or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise upon the purchase of Shares and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary to meet such withholding obligations.

(h)	COMPANY ESTABLISHED PROCEDURES. The Board may, from time to time, establish (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering; (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of subscription agreements, and/or (v) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion which are consistent with the Plan and in accordance with the requirements of Section 423 of the Code. Notice of new or amended procedures pursuant to this section shall be communicated to all eligible participants in a manner reasonably determined by the Board to reach all participants in a cost efficient manner.
9.	LIMITATIONS ON PURCHASE OF SHARES: RIGHTS AS A STOCKHOLDER.
(a)	FAIR MARKET VALUE LIMITATION. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by EchoStar or a parent or subsidiary corporation of EchoStar) in an amount which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for any calendar year in which the Participant participates in the Plan (or any other employee stock purchase plan described in this sentence).

(b)	PRO RATA ALLOCATION. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any cash balance remaining after such allocation shall be refunded to Participants as soon as practicable.

(c)	RIGHTS AS A STOCKHOLDER AND EMPLOYEE. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of issuance of stock for the Shares being purchased pursuant to the Plan. Moreover, Shares shall not be issued and a Participant shall not be permitted to purchase Shares unless and until such Shares have been registered under the Securities Act of 1933 on an effective S-8 registration and any applicable registration requirements under the National Association of Securities Dealers rules are satisfied. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock is issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant’s employment at any time.

(d)	USE OF A CAPTIVE STOCK BROKER. In order to reduce paperwork and properly track and report Participant’s acquisition and disposition of Shares purchased pursuant to the Plan, the Company may, in its discretion, designate one or more stock brokers as a “captive” broker (“Broker”) for receiving Participants’ shares and maintaining individual accounts for each Participant. The Company and the Broker may establish such account procedures and restrictions as are necessary to carry out their respective functions and properly administer the Plan (see, for example, Section 19).

(e)	RIGHT TO ISSUANCE OF SHARE CERTIFICATES. Initially, Participants will not receive share certificates from EchoStar representing the Shares purchased pursuant to the Plan. Instead, the Company shall issue one or share certificate to the Broker for all Shares purchased on a Purchase Date, followed by an electronic allocation by the Broker among all Participants according to their respective contributions. A Participant may obtain a share certificate for his or her actual share amount only from the Broker according to such Broker’s procedures. This limitation may be modified by the Board in its discretion at any time.
10.	WITHDRAWAL.
(a)	WITHDRAWAL FROM AN OFFERING. A Participant may not withdraw from an Offering and stop payroll deductions during a Purchase Period. Any notice of withdrawal submitted by a Participant (on a form provided by the Company for such purpose) to EchoStar’s payroll office after the commencement of a Purchase Period but prior to a Purchase Date shall only be effective for the next subsequent Purchase Period. No cash refunds of payroll deduction amounts from a Participant’s account shall be made prior to the next scheduled Purchase Period. After the next scheduled Purchase Period, refund of any excess dollar amount(s) in a Participant’s account will be made in accordance with section 8(f) of this Plan. Withdrawals made after a Purchase Date for a Purchase Period shall not affect Shares acquired by the Participant on such Purchase Date. A Participant who withdraws from an Offering for one or more Purchase Periods may not resume participation in the Plan during the same Purchase Period, but may participate in any subsequent Offering, or in any subsequent Purchase Period within the same Offering, by again satisfying the requirements of paragraphs 4 and 6(a) above.

(b)	WITHDRAWAL FROM THE PLAN. A Participant may voluntarily withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company’s payroll office. The effect of withdrawal from the Plan shall be in accordance with Section 10(a) above.

(c)	RETURN OF PAYROLL DEDUCTIONS. Upon withdrawal from an Offering or the Plan pursuant to paragraphs 10(a) or 10(b), respectively, the withdrawn Participant’s accumulated payroll deductions will first be applied toward the purchase of Shares at the Purchase Date and any balance remaining shall be returned as soon as practicable after the withdrawal, in accordance with Section 8(f) of this Plan. The Participant’s interest in the Offering and/or the Plan, as applicable, shall terminate.

(d)	PARTICIPATION FOLLOWING WITHDRAWAL. An employee who is also an officer or director of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who is deemed to “cease participation” in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act and amended from time to time or any successor rule or regulation (“Rule 16b-3”) as a consequence of his or her withdrawal from an Offering pursuant to paragraph 10(a) above or withdrawal from the Plan pursuant to paragraph 10(b) above shall not again participate in the Plan for at least six months after the date of such withdrawal.

(e)	MODIFICATION OF WITHDRAWAL RIGHTS. The Company may, from time to time, establish a procedure pursuant to which a Participant may elect (i) to withdraw from the Offering or the Plan during a Purchase or Offering Period pursuant to this paragraph 10, and (ii) to increase, decrease, or cease payroll deductions from his or her Compensation for such Offering during the time such election is in effect. If established, any such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company within a reasonable period of time prior to the effective date thereof.
11.	TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant’s participation in the Plan immediately. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 11. EchoStar may establish a date which is a reasonable number of days prior to the Purchase Date as a cutoff for return of a Participant’s payroll deductions in the form of cash. After the cutoff date, Shares will be purchased for the terminated employee in accordance with paragraph 10(c), above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above.

12.	TRANSFER OF CONTROL. A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to EchoStar:
(a)	a merger or consolidation in which EchoStar is not the surviving corporation;

(b)	a reverse triangular merger or consolidation in which EchoStar is the surviving corporation where the stockholders of EchoStar before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of EchoStar;

(c)	the sale, exchange, or transfer of all or substantially all of EchoStar’s assets (other than a sale, exchange, or transfer to one (1) or more corporations where the stockholders of EchoStar before the sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).
In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under the Plan. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be.

13.	CAPITAL CHANGES. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the Offering Exercise Price, (b) the number of shares subject to purchase by Participants, and (c) the Plan’s share reserve amount.

14.	NON-TRANSFERABILITY. Prior to a Purchase Date, a Participant’s rights under the Plan may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Subsequent to a Purchase Date, a Participant shall be allowed to sell or otherwise dispose of the Shares in any manner that he or she deems fit. However, the Company, in its absolute discretion, may impose such restrictions on the transferability of Shares purchased by a Participant pursuant to the Plan as it deems appropriate and any such restriction may be placed on the certificates evidencing such Shares (see also Sections 9(d) and 19).

15.	REPORTS. Each Participant shall receive, within a reasonable period after the Purchase Date, a report of such Participant’s account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant’s account pursuant to paragraph 8(f) above, if any. Each Participant who acquires shares pursuant to the Plan shall be provided information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

16.	PLAN TERM. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued, whichever shall first occur.

17.	RESTRICTIONS ON ISSUANCE OF SHARES. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

18.	LEGENDS. The Company may at any time place legends or other identifying symbols referencing any applicable federal and/or state securities restrictions or any provision(s) convenient in the administration of the Plan on some or all of the certificates representing shares of stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to any legend required to be placed thereon by the Colorado Secretary of State.

19.	NOTIFICATION OF SALE OF SHARES. The Company may require the Participant to give the Company prompt notice of any disposition of Shares acquired under the Plan within two years from the date of commencement of an Offering Period or one year from the Purchase Date. The Company may direct that the certificates evidencing Shares acquired by the Participant refer to such requirement to give prompt notice of disposition. Additionally, the Company and the Broker may impose such restrictions or procedures related to transfer of shares acquired under the Plan as are necessary for the Company to obtain sufficient notice of disposition, in order to comply with governmental requirements related to Form W-2 reporting, payroll tax withholding, employment tax liability and corporate income taxes.

20.	AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time amend or terminate the Plan, except that such amendment or termination shall not affect Shares purchased under the Plan (except as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies. Furthermore, the approval of the Company’s stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act.

Appendix B
AMENDED AND RESTATED
ECHOSTAR CORPORATION
2008 STOCK INCENTIVE PLAN
Section 1. Purpose
          The purpose of this Stock Incentive Plan (the “Plan”) is to promote the interests of EchoStar Corporation (the “Company”) and its Subsidiaries by aiding the Company in attracting and retaining Participants capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.
Section 2. Definitions
          As used in the Plan, the following terms shall have the meanings set forth below:
          (a) “Award” shall mean an award granted to a Participant in accordance with the terms of this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalents or Other Stock-Based Awards granted under the Plan, or any combination of the foregoing.
          (b) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.
          (c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
          (d) “Committee” shall mean the committee described in Section 3 of the Plan.
          (e) “Company” shall mean EchoStar Corporation, a Nevada corporation, and any successor corporation.
          (f) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
          (g) “DISH” shall mean DISH Network Corporation, a Nevada corporation, and any successor corporation.
          (h) “Employee Matters Agreement” shall mean the agreement entered into by the Company and DISH as of January 1, 2008.
          (i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (j) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Committee in its sole discretion and shall not require separate approval by the Company’s shareholders.
          (k) “Key Employee” shall mean any person, including officers and directors, in the regular full-time employment of the Company or a Subsidiary who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company and its Subsidiaries or otherwise to contribute substantially to the success of the Company and its Subsidiaries.
          (l) “Fair Market Value” shall mean, with respect to Shares, the final closing price, as quoted by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other exchange on which the Shares are traded, for the date in question. If Fair Market Value is in reference to property other than Shares, the Fair

Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.
          (m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
          (n) “Non-employee Director” shall mean a director of the Company who is a “non-employee director” within the meaning of Rule 16b-3.
          (o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
          (p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Restoration Options.
          (q) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.
          (r) “Outside Director” shall mean a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code.
          (s) “Participant” shall mean (1) any Key Employee designated to be granted an Award under the Plan by the Committee, (2) a consultant or advisor currently providing services to the Company or Subsidiary (by contract or otherwise) designated to be granted an Award under the Plan by the Committee, or (3) any employee of the Company or Subsidiary designated to be granted an Award under the Plan by the Committee if such grant is part of a broad-based performance incentive program. In addition, in connection with the spin-off of the Company, certain current and former employees and consultants and advisors of DISH will be considered Participants in connection with their receipt of Replacement and Substitute Awards.
          (t) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.
          (u) “Person” shall mean any individual, corporation, partnership, association or trust.
          (v) “Plan” shall mean this 2008 Stock Incentive Plan, as amended from time to time.
          (w) “Replacement and Substitute Award” shall mean an Option or Restricted Stock Unit granted in connection with the spin-off of the Company to certain current and former employees and consultants and advisors of DISH pursuant to the terms of the Employee Matters Agreement.
          (x) “Restoration Option” shall mean any Option granted under Section 6(a)(iv) of the Plan which confers upon the Participant the right to receive a new Option upon the payment of the exercise price of a previously held Option by delivery of previously owned Shares.
          (y) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan, subject to such restrictions as the Committee deems appropriate or desirable.
          (z) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
          (aa) “Retirement” shall mean becoming eligible to receive immediate retirement benefits under a retirement or pension plan of the Company or any Subsidiary.
          (bb) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (cc) “Shares” shall mean shares of Class A Common Stock, $0.001 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
          (dd) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
          (ee) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock or other equity interests in one of the other corporations in such chain.
          (ff) “Ten-Percent Stockholder” shall mean an individual who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary.
          (gg) “Total Disability” shall mean the complete and permanent inability of an employee Participant to perform such Participant’s duties under the terms of the Participant’s employment with the Company or any Subsidiary, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.
Section 3. Administration.
          (a) Power and Authority of the Committee.
               (i) The Committee. The Committee shall consist of at least two directors of the Company and may consist of the entire Board of Directors; provided, however, that (i) if the Committee consists of less than the entire Board of Directors, each member shall be a Non-employee Director and (ii) to the extent necessary for any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, to so qualify, each member of the Committee, whether or not it consists of the entire Board of Directors, shall be an Outside Director. The Committee may determine the extent to which any Option under the Plan is required to comply, or not comply, with Section 409A of the Code.
               (ii) Power and Authority. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement which may be based on various factors such as length of employment and/or performance of the Participant or the Company (such performance criteria may include but are not limited to Company’s achievement of specified financial or other performance metrics, such as subscriber growth (for clarification purposes, with respect to Section 162(m) of the Code, such performance criteria are intended to include any one or a combination of the business criteria set forth on Exhibit A)); (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) institute one or more Exchange Programs, including without limitation any Exchange Program described in Section 9(b); and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Subsidiary. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

          (b) Delegation. The Committee may, in its sole discretion, delegate such powers and duties under the Plan as it deems appropriate; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to executive officers or directors of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act.
          (c) Replacement and Substitute Awards. In exercising its power and authority hereunder with respect to Replacement and Substitute Awards held by current and former employees and directors of DISH (and their respective transferees), the Committee shall (i) act in good faith and (ii) cooperate with and give due regard to any information provided by DISH. In addition, with respect to such Replacement and Substitute Awards, the Company shall not, without the prior written consent of the DISH Compensation Committee, take any discretionary action to accelerate vesting of any such awards.
Section 4. Shares Available for Awards.
          (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued subject to Awards under the Plan shall not exceed 16,000,000 (for clarification purposes, this limitation applies to Incentive Stock Options); provided, however, that during the term of the Plan (i) no Participant may be granted Awards (other than Awards described in clause (ii) below) in the aggregate in respect of more than 800,000 Shares in any one calendar year (for clarification purposes, this limitation applies to Options and Stock Appreciation Rights) and (ii) the maximum amount that any Participant may receive in any one calendar year in respect of Performance Awards granted pursuant to Section 6(d) may not exceed the Fair Market Value of 400,000 Shares (for clarification purposes, to the extent such award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the maximum amount that such Participant may receive in any one calendar year may not exceed $30,000,000). Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. The Company shall at all times keep available out of authorized but unissued and/or reacquired Shares the number of Shares to satisfy Awards granted under the Plan.
          (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available under Section 4(a) above for granting Awards under the Plan.
          (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.
Section 5. Eligibility of Key Employees.
          Any Key Employee, including any Key Employee who is an officer or director of the Company or any Subsidiary, shall be eligible to be designated a Participant; provided, however, a director of the Company who is not also an employee of the Company or a Subsidiary shall not be designated as an Participant. In determining which Key Employees shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Key Employees, their present and potential contributions to the success of the Company or such other factors as the Committee, in its sole discretion, shall deem relevant. Notwithstanding the foregoing, an

Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) of the Company and its Subsidiaries.
Section 6. Awards.
          (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, which terms and conditions shall be set forth in a form approved by the Committee.
               (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, the exercise price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); provided, further, that the aggregate Fair Market Value, determined at the time an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options may be exercisable for the first time by an employee Participant in any calendar year under all plans of the Company and any parent corporation of the Company and any Subsidiary shall not exceed $100,000.
               (ii) Option Term. The term of each Option shall be for a period of ten years from the date of grant of any Incentive Stock Option (5 years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and ten years and three months from the date of grant of a Non-Qualified Stock Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to this Section 6. If an employee Participant’s employment with the Company and all Subsidiaries terminates other than by reason of such Participant’s death, Total Disability or Retirement, the Participant’s Option shall terminate and cease to be exercisable upon termination of employment, unless the Committee shall determine otherwise.
               (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may also permit the holders of Options, in accordance with such procedures as the Committee may in its sole discretion establish, including those set forth in Section 6(g) hereof, to exercise Options and sell Shares acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee, and to use the proceeds from such sale as payment of the exercise price of such Options.
               (iv) Restoration Options. The Committee may grant Restoration Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of the Option to which such Restoration Option relates is made by the delivery of Shares owned by the Participant pursuant to the relevant provisions of the Plan or agreement relating to such Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted Option to which such Restoration Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Option to which such Restoration Option relates pursuant to the relevant provisions of the Plan or agreement relating to such Option. Restoration Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant; provided, however, that Restoration Options may not be granted with respect to any Option granted to a Non-employee Director under any other stock option plan of the Company.
               (v) Incentive and Non-Qualified Stock Options. Each Option granted pursuant to the Plan shall specify whether it is an Incentive Stock Option or a Non-Qualified Stock Option, provided that the Committee may in the case of the grant of an Incentive Stock Option give the Participant the right to receive in its place a Non-Qualified Stock Option.

          (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
          (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
               (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate (the “Restricted Period”).
               (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. Except as otherwise provided in this Section 6(c), no Shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.
               (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of a Participant’s employment (as determined under criteria established by the Committee) during the applicable Restricted Period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the cases of death, Total Disability or Retirement, or in circumstances where the Committee finds that a waiver would be in the best interest of the Company, the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.
          (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.
          (e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

          (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law and, in the case of executive officers and directors of the Company, Rule 16b-3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
          (g) General.
               (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
               (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any plan of the Company or any Subsidiary other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.
               (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.
               (iv) Cashless Exercise. Options may be exercised in whole or in part upon delivery to the Secretary of the Company of an irrevocable written notice of exercise. The date on which such notice is received by the Secretary shall be the date of exercise of the Option, provided that within three business days of the delivery of such notice the funds to pay for exercise of the Option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the Shares underlying the Option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the Option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the Option to the aforesaid broker upon receipt by the Secretary of such notice and will deliver to such broker, within three business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of Shares underlying the Option that have been sold by such broker for the optionee.
               (v) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.
               (vi) Term of Awards. Unless otherwise expressly set forth in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

               (vii) Restrictions; Securities Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on NASDAQ or a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on NASDAQ or such securities exchange.
Section 7. Amendment and Termination; Adjustments.
          Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
               (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval;
               (i) would violate the rules or regulations of NASDAQ or any securities exchange that are applicable to the Company; or
               (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.
          (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided (for clarification purposes, in no event shall the consent of the participant or holder or beneficiary be required in order for the Committee to effectuate a “lock-up”).
          (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
Section 8. Income Tax Withholding; Tax Bonuses.
          (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.
          (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9. General Provisions
          (a) No Rights to Awards. No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
          (b) Exchange Programs. For the avoidance of doubt, the Committee, in its sole discretion, may provide for, and the Company may implement, one or more Exchange Programs, pursuant to which certain outstanding awards under any equity incentive plan of the Company, could, at the election of the person holding such Awards, be tendered to the Company for cancellation in exchange for the issuance of Awards under the Plan. The terms and conditions of any Exchange Program pursuant to this Section 9(b) will be determined by the Committee in its sole discretion.
          (c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.
          (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
          (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary, nor will it affect in any way the right of the Company or a Subsidiary to terminate such employment at any time, with or without cause. In addition, the Company or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
          (f) Assignability. No Award granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.
          (g) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Colorado.
          (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
          (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.
          (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
          (k) Transfers and Leaves of Absence. Solely for the purposes of the Plan: (a) a transfer of an employee Participant’s employment without an intervening period from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) an employee Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary, as the case may be, during such leave of absence.
          (l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
          (m) Replacement and Substitute Awards. Notwithstanding anything in this Plan to the contrary, any Option or Award that is intended to be a Replacement or Substitute Award granted in connection with the spin-off of the Company shall be subject to the same terms and conditions as the original DISH award to which it relates; provided, however that such awards shall be administered by the Committee. In this regard, all employment with DISH shall be taken into account for purposes of determining the vesting and exercisability provisions of such Options and/or Awards.
Section 10. Effective Date of the Plan.
          The Plan shall be effective as of January 1, 2008, subject to approval by the stockholders of the Company on or before that date or within one year thereafter.
Section 11. Term of the Plan.
          Unless the Plan shall have been discontinued or terminated as provided in Section 7(a), the Plan shall terminate on January 1, 2018. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

EXHIBIT A
PERFORMANCE CRITERIA
          Subscribers, subscriber service and subscriber satisfaction: customers; subscribers; total subscribers; gross subscriber additions; net subscriber additions; subscriber quality; churn subscribers; average subscriber life; ratings; retention; viewership; or similar criteria.
          Employees and employment activities: attrition; retention; satisfaction; ethics compliance; management effectiveness; workforce diversity; individual executive performance; or similar criteria.
          Revenues, expenses and earnings: revenues; sales; net revenues; operating costs and expenses; overhead costs; costs of revenues; costs of sales; broadcast programming and other costs; subscriber service expenses; broadcast operations expense; selling, general and administrative expense; subscriber acquisition costs; upgrade and retention costs; general and administrative expenses; depreciation and amortization; operating profit; operating results; operating income; adjusted operating income; operating earnings; operating profit before depreciation and amortization; interest income; interest expense; other income and expense; other, net; income from continuing operations; earnings from continuing operations; income from continuing operations before income taxes and minority interests; income tax expense; minority interests in net earnings of subsidiaries; income from continuing operations before cumulative effect of accounting changes; income from discontinued operations; cumulative effect of accounting changes; net income; adjusted net income; basic or diluted earnings or loss per common share for income or loss from continuing operations before cumulative effect of accounting changes, for income or loss from discontinued operations (net of taxes), for cumulative effect of accounting changes (net of taxes), or for net income or loss; dividends paid; or similar criteria.
          Financial metrics: cash; cash on hand; cash balance; cash equivalents; cash and cash equivalents; cash and short term investments; cash flow; operating cash flows; adjusted operating cash flows; cash from operations; investing cash flows; financing cash flows; free cash flow; free cash flow before net cash paid for interest and taxes; cash flow before or after operating activities, investing activities, financing activities or discontinued operations; capital expenditures; cash paid for property, equipment, satellites, and/or leased set top receivers; proceeds from dispositions of businesses, assets, or other investments; average revenue per unit (ARPU); unit acquisition costs (SAC) per gross unit addition; average cost per unit (ACPU); average margin per unit (AMPU); pre-SAC margin; operating profit margin; operating margin; profit margin; net income margin; bad debt percentage; earnings per share; adjusted earnings per share; return on assets; adjusted return on assets; return on average assets; return in excess of cost of capital; return on equity; return on net assets; return on investment; return on net investment; return on average equity; adjusted return on equity; cash flow return on investment (discounted or otherwise); cash flow return on capital; cash flow in excess of cost of capital; cash flow return on tangible capital; contribution margin; debt to capital ratio; debt to equity ratio; net present value; internal rate of return; profit in excess of cost of capital; return on capital; return on net or average assets, equity or capital; return on shareholders’ equity; return on invested capital; return on investors’ capital; return on operating revenue; return on total capital; risk-adjusted return on capital; total equity ratio; total shareholder return; cost of goods sold; accounts receivable; unit sales; or similar criteria.
          Stock price: share price; share price growth or appreciation; share price growth or appreciation in comparison with industry or market indices; shareholder value; shareholder value growth or appreciation; total market capitalization; total market capitalization growth or appreciation; total market value; total market value growth or appreciation; or similar criteria.
          Other performance measures: acquisitions or divestitures of subsidiaries, affiliates and joint ventures; control of expenses; corporate values; economic value added (EVA); environment; facilities utilization; implementation or completion of critical projects; installations; market expansion; market penetration; market share; number of channels broadcast in standard and/or high definition on a national and/or local basis; network upgrades; operating performance; penetration rates; installation and service work order completion; closed, rescheduled or similar performance or productivity rates; number of service calls; availability rates; hardware recovery; hardware refurbishment or redeployment; hardware performance; average subscriber service phone call times; number of subscriber service phone calls received; service level; performance relative to budget, forecast or market expectations; performance standards relevant to our business, product or service; safety; shareholder value added; strategic business criteria based on meeting specified product development, strategic partnering, research and development, market penetration or geographic business expansion goals; value added; website visits; website advertising; intellectual property (e.g., patents); satellite utilization or similar criteria.

Appendix C
AMENDED AND RESTATED
ECHOSTAR CORPORATION
2008 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
I. Purpose
     The EchoStar Corporation Non-employee Director Stock Option Plan (the “Plan”) provides for the grant of Stock Options to Non-employee Directors of EchoStar Corporation (the “Company”) in order to advance the interests of the Company through the motivation, attraction and retention of its Non-employee Directors.
II. Non-Incentive Stock Options
     The Stock Options granted under the Plan shall be non-statutory stock options (“NSOs”) which are intended to be options that do not quality as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
III. Administration
     A. Committee. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee of two or more directors (the “Committee”). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulations or to any change in any law or regulation applicable thereto, and to institute one or more Exchange Programs, including without limitation any Exchange Program described in Section XII. The Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the “Committee” shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee. The Committee may determine the extent to which any Stock Option under the Plan is required to comply, or not comply, with Section 409A of the Code.
     B. Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.
     C. In exercising its power and authority hereunder with respect to Replacement and Substitute Awards, as defined in Section IV below, held by certain current and former directors of DISH Network Corporation, including any subsidiary or affiliate (collectively, “DISH”) (and their respective transferees), the Company shall (i) act in good faith and (ii) cooperate with and give due regard to any information provided by DISH. In addition, with respect to such Replacement and Substitute Awards, the Company shall not, without the prior written consent of the DISH Compensation Committee, take any discretionary action to accelerate vesting of any such awards.
IV. Definitions
     A. “Stock Option.” A Stock Option is the right granted under the Plan to a Non-employee Director to purchase, at such time or times determined by the Committee pursuant to the plan and at such price or prices (“Option Price”) as are determined pursuant to the Plan, the number of shares of Common Stock determined by the Committee pursuant to the plan.
     B. “Common Stock.” A share of Common Stock means a share of authorized but unissued or reacquired Class A Common Stock (par value $0.001 per share) of the Company.

     C. “Fair Market Value.” If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.
     D. “Non-employee Director.” A Non-employee Director is a director of the Company who is not also an employee of the Company.
     E. “Participant.” A participant is a Non-employee Director to whom a Stock Option is granted. In addition, in connection with the spin-off of the Company, certain current and former non-employee directors of DISH will be considered Participants in connection with their receipt of Replacement and Substitute Awards.
     F. “Replacement and Substitute Award” shall mean a Stock Option granted in connection with the spin-off of the Company to certain current and former non-employee directors of DISH pursuant to the terms of the employee matters agreement entered into between the Company and DISH, effective January 1, 2008.
     G. “Exchange Program” means a program under which (i) outstanding Stock Options are surrendered or cancelled in exchange for Stock Options of the same type (which may have lower exercise prices and different terms), Stock Options of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Stock Option is reduced. The terms and conditions of any Exchange Program will be determined by the Committee in its sole discretion and shall not require separate approval by the Company’s shareholders.
V. Option Grants
     A. Number of Shares. Upon the initial election or appointment of a Non-employee Director to the Board, the Non-employee Director shall be granted Stock Options to purchase an amount of shares of Common Stock to be determined by the Committee (subject to adjustment pursuant to Section VI.B. hereof) effective as of the last day of the calendar quarter in which such person is elected or appointed to the Board of Directors. The Committee in its discretion shall have the ability to make further grants to Participants.
     B. Price. The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Stock Option shall be 100% of the Fair Market Value of a share of Common Stock as of the last day of the calendar quarter in which the Non-employee Director receiving the Stock Option is granted the Stock Option.
     C. Terms. Each Stock Option shall be evidence by a written agreement (“Option Agreement”) containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.
VI. Shares of Common Stock Subject to the Plan
     A. Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 250,000 authorized but unissued or reacquired shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.
     B. Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of such shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VII. Exercise of Stock Options
     A. Time of Exercise. Subject to the provisions of the Plan, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, no later than five years after the date on which it was granted. The Committee may accelerate the vesting of any Participant’s Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.
     B. Six-Month Holding Period. The shares of Common Stock issued upon the exercise of a Stock Option may not be sold or otherwise disposed of within six months after the date of the grant of the Stock Option.
     C. Exchange of Outstanding Stock. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.
     D. Use of Promissory Note. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option.
     E. Stock Restriction Agreement. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant’s term as a director of the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant’s agreement to such restrictions.
     F. Termination of Director Status Before Exercise. If a Participant’s term as a director of the Company shall terminate for any reason other than the Participant’s disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of three months (but in no event beyond five years from the date of grant of the Stock Option). If the Participant’s director status is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but in no event beyond five years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.
     G. Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by Participant but may be made subject to Stock Options granted to other Participants.
VIII. No Effect Upon Stockholder Rights
     Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove the Participant from the Board pursuant to the Nevada General Corporation Law and the Company’s Certificate of Incorporation and Bylaws.
IX. No Rights as a Stockholder
     A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section VI.B., no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant’s Stock Option.
X. Assignability
     No Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder. In the event of the Participant’s death, the Stock Option may be exercised by the personal representative of the Participant’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Participant’s will or under the applicable laws of descent and distribution.
XI. Merger or Liquidation of the Company
     If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable in full as of such date even though the dates of exercise established pursuant to Section VII.A. have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Stock Options, or otherwise modified the Stock Options.
XII. Exchange Programs
     For the avoidance of doubt, the Committee, in its sole discretion, may provide for, and the Company may implement, one or more Exchange Programs, pursuant to which certain outstanding awards under any equity incentive plan of the Company, could, at the election of the person holding such awards, be tendered to the Company for cancellation in exchange for the issuance of awards under the Plan. The terms and conditions of any Exchange Program pursuant to this Section XII will be determined by the Committee in its sole discretion.
XIII. Amendment
     The Board may, from time to time, alter, amend, suspend or discontinue the Plan, including where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan (for clarification purposes, in no event shall a “lock-up” be deemed to adversely affect any rights or obligations with respect to any stock options); and provided further that no such action shall, without the approval for the stockholders of the Company, (i) materially increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section VI.B.), or (ii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing, the provisions of Article V of the Plan which set forth the number of shares of Common Stock for which Stock Options shall be granted, the timing of Stock Option grants and the Stock Option exercise price shall not be amended more than once every six (6) months other than to comport with changes in the Code, ERISA, or the rules thereunder.
XIV. Registration of Optioned Shares
     The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the “Act”), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.
XV. Brokerage Arrangements

     The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the shares acquired upon such exercise.
XVI. Nonexclusivity of the Plan
     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Non-employee Directors, which the Company now has lawfully put into effect.
XVII. Replacement and Substitute Awards.
     Notwithstanding anything in this Plan to the contrary, any Stock Option that is intended to be a Replacement or Substitute Award granted in connection with the spin-off of the Company shall be subject to the same terms and conditions as the original DISH award to which it relates; provided, however that such awards shall be administered by the Committee. In this regard, all service with DISH shall be taken into account for purposes of determining the vesting and exercisability provisions of such Stock Options.
XVIII. Effective Date
     This Plan was originally adopted by the Board of Directors on December 11, 2007 and became effective on January 1, 2008.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Charles W. Ergen and R. Stanton Dodge, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all Class A Shares and Class B Shares of EchoStar Corporation held of record by the undersigned on March 16, 2009, at the Annual Meeting of Shareholders to be held on May 11, 2009, or any adjournment thereof.
1.	ELECTION OF SEVEN DIRECTORS.
☐	FOR all nominees listed below (except as marked to the contrary)

☐	WITHHOLD AUTHORITY to vote for all the nominees listed below

Joseph P. Clayton	R. Stanton Dodge	Michael T. Dugan	Charles W. Ergen

David K. Moskowitz	Tom A. Ortolf	C. Michael Schroeder
(INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee’s name above.)
2.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO AMEND AND RESTATE OUR EMPLOYEE STOCK PURCHASE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	TO APPROVE AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR STOCK AWARD EXCHANGE PROGRAMS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

☐ FOR	☐ AGAINST	☐ ABSTAIN

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF EACH OF THE SEVEN DIRECTORS SET FORTH ABOVE AND (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2009 (3) APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN AND (4) APPROVAL OF AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR STOCK AWARD EXCHANGE PROGRAMS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO PROPOSALS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.
          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated: , 2009 Signature

Signature if held jointly

Signatures should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.
     PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE TENDER OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.